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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039

March 9, 2015

Dear Stockholder:

        You are cordially invited to attend the Fluor Corporation 2015 annual meeting of stockholders. The meeting will be held on Thursday, April 30, 2015, beginning at 9:00 a.m. Central Daylight Time, at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Information about the meeting is presented on the following pages. In addition to the formal items of business to be brought before the meeting, members of management will report on the company's operations and respond to stockholder questions. A map showing the meeting location is included for your convenience on the back page of this booklet.

        We hope that you will be able to attend the meeting. However, whether or not you plan to attend the meeting, we encourage you to review our proxy materials and promptly cast your vote over the Internet or by telephone. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card or voting instruction card in the envelope provided. Voting in one of these ways will ensure that your shares are represented at the meeting.

        Thank you for your continued support of Fluor Corporation. I look forward to seeing you on April 30th.

Sincerely,

David T. Seaton Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 30, 2015

         The annual meeting of stockholders of Fluor Corporation will be held at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, on Thursday, April 30, 2015, at 9:00 a.m. Central Daylight Time. At the meeting, our stockholders will consider and vote on the following matters:

  1.
  The election of the eleven directors named in the proxy statement to serve until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified.

  2.
  An advisory vote to approve the company's executive compensation.

  3.
  The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015.

  4.
  If properly presented at the annual meeting, a stockholder proposal requesting disclosure of political contributions.

        Stockholders will also act on such other matters as may be properly presented at the meeting or any adjournment or postponement thereof.

        All stockholders of record at the close of business on March 5, 2015 are entitled to receive notice of, and to vote at, the annual meeting. Stockholders are cordially invited to attend the meeting in person; however, regardless of whether you plan to attend the meeting in person, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials (the "Notice"), by either voting your shares over the Internet or by phone, as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card or voting instruction card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card or voting instruction card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card or voting instruction card to authorize the voting of your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the meeting.

By Order of the Board of Directors,

Carlos M. Hernandez Executive Vice President, Chief Legal Officer and Secretary

March 9, 2015
Irving, Texas

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 30, 2015: This proxy statement and the company's 2014 Annual Report to Stockholders are available at www.proxyvote.com.

PROXY STATEMENT

March 9, 2015

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation (the "company" or "Fluor") of your proxy for use at the annual meeting of stockholders to be held at Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, on Thursday, April 30, 2015, at 9:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof (the "Annual Meeting"). This proxy statement is first being mailed or made available to stockholders on or about March 9, 2015.

        The current mailing address of the principal executive offices of Fluor Corporation is 6700 Las Colinas Boulevard, Irving, Texas 75039. Please direct any communications to this mailing address.

PROPOSAL 1 — ELECTION OF DIRECTORS

        Each of Peter K. Barker, Alan M. Bennett, Rosemary T. Berkery, Peter J. Fluor, Deborah D. McWhinney, Armando J. Olivera, Joseph W. Prueher, Matthew K. Rose, David T. Seaton, Nader H. Sultan and Lynn C. Swann has been nominated for election at the Annual Meeting to serve a one-year term expiring at the annual meeting in 2016 and until his or her respective successor is elected and qualified.

        Each of the nominees listed above has agreed to serve as a director of the company if elected. The company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve. If any of the nominees decline or are unable to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the Board to fill the vacancy or (2) just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

        Under the standard applicable to the company's director elections, a director must receive the affirmative vote of a majority of the votes cast; except that directors shall be elected by a plurality of the votes cast if. as of the record date for such meeting, the number of director nominees exceeds the number of directors to be elected (a situation we do not anticipate). A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee. If an incumbent director is not re-elected, the Governance Committee will consider his or her contingent resignation given prior to the meeting and make a recommendation to the Board on whether to accept or reject the resignation. The Board will then publicly announce its decision regarding whether to accept the resignation and, if not, the reasons why.

Biographical Information, including Experience, Qualifications, Attributes and Skills

        The following biographical information is furnished with respect to each of the nominees for election at the Annual Meeting. The information presented includes information each director has given us about his or her age, all positions he or she holds with the company, his or her principal occupation and business experience for at least the past five years, and the names of other public companies of which he or she currently serves or has served as a director in the last five years. Mr. Fluor is shown as serving from the date of his original election to the Board prior to the company's reverse spin-off transaction in November 2000. Mr. Dean R. O'Hare is retiring from the Board, effective April 28, 2015, and will not stand for reelection in accordance with the Board's retirement policy. In addition, Mr. James T. Hackett will not stand for reelection at the Annual Meeting, with his resignation effective April 28, 2015. Accordingly, the Board has reduced the number of directors to eleven, effective April 28, 2015.

        As discussed further below under "Corporate Governance — Consideration of Director Nominees," the Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of members of the Board in the context of the current make-up of the Board. The company's directors have experience with businesses that operate in industries in which the company operates, such as oil and gas, power and government contracting, or have particular skills that are beneficial to the company's business, such as knowledge of financial matters, risk oversight or compliance and familiarity with non-U.S. markets. The following information highlights the specific experience, qualifications, attributes and skills that our individual directors possess which have led the Governance Committee to conclude that each such individual should continue to serve on the company's Board.

Director Since: 2007 Board Committees: Audit and Organization and Compensation Independent: Yes

PETER K. BARKER, age 66

Position and Business Experience:

Former California Chairman of JPMorgan Chase & Co., a global financial services firm, from September 2009 until his retirement in January 2013; former Partner at Goldman Sachs & Co., a global investment banking firm, until his retirement in May 2002; joined Goldman Sachs & Co. in November 1971.

Key Attributes, Experience and Skills:

Mr. Barker's vast experience in international financial and banking matters at JPMorgan Chase and Goldman Sachs makes him a valued member of our Board and Audit Committee. His more than 40 years of experience allow him to share insights with the Board on matters such as capital structure, mergers, acquisitions, financings and strategic planning as well as with regard to general business trends and accounting and financial matters.

Other Board Service:

•

Director, Avery Dennison Corporation (Pasadena, California)

•

Director, Franklin Resources, Inc. (San Mateo, California)

Director Since: 2011 Board Committees: Audit, Executive and Governance (Chair) Independent: Yes

ALAN M. BENNETT, age 64

Position and Business Experience:

Former President and Chief Executive Officer of H&R Block, Inc., a publicly traded entity providing tax, banking and business and consulting services, from July 2010 until his retirement in May 2011; former Interim Chief Executive Officer of H&R Block, Inc. from November 2007 to August 2008; Senior Vice President and Chief Financial Officer of Aetna, Inc., a provider of health care benefits, from September 2001 to February 2007.

Key Attributes, Experience and Skills:

Mr. Bennett brings to the Board a deep understanding of business operations, finance and sales and marketing, developed through his experience as a former Chief Executive Officer, Chief Financial Officer and Vice President of Sales and Marketing. His leadership roles at H&R Block and Aetna provide the Board with valuable public company insights into business strategy and financial planning. In addition, he brings almost 40 years of experience in accounting and financial matters to our Audit Committee.

Other Board Service:

•

Director, Halliburton Company (Houston, Texas)

•

Director, The TJX Companies, Inc. (Framingham, Massachusetts)

•

Former director, H&R Block, Inc. (Kansas City, Missouri)

Director Since: 2010 Independent: Yes

ROSEMARY T. BERKERY, age 61

Position and Business Experience:

Vice Chairman of UBS Wealth Management Americas and Chairman of UBS Bank USA, each a wealth management banking business, since March 2010; former Vice Chairman, Executive Vice President and General Counsel of Merrill Lynch & Co., Inc., a global securities and financial services business, from October 2001 to December 2008; joined Merrill Lynch & Co., Inc. in 1983.

Key Attributes, Experience and Skills:

Ms. Berkery's broad range of experience in financial, business and legal matters makes her a valued member of the company's Board. Her experience leading a $40 billion wealth management bank allows her to provide valued counsel on matters such as finance, banking arrangements, global business strategies, marketing and market risks. In addition, her 35 years in the legal field make her an excellent resource to the Board on legal and compliance matters.

Lead Independent Director Director Since: 1984 Board Committees: Executive, Governance and Organization and Compensation (Chair) Independent: Yes

PETER J. FLUOR, age 67

Position and Business Experience:

Chairman and Chief Executive Officer of Texas Crude Energy, LLC, an international oil and gas exploration and production company, since 2001; President and Chief Executive Officer of Texas Crude Energy from 1980 to 2001; joined Texas Crude Energy in 1972.

Key Attributes, Experience and Skills:

Mr. Fluor has more than 40 years of experience in the energy industry, currently serving as Chairman and Chief Executive Officer of Texas Crude Energy, LLC. His vast knowledge of the global oil and gas industry and his experience managing international businesses allow him to provide trusted counsel to our Board. In addition, his unique heritage and understanding of our company's legacy, together with his extensive knowledge of our business operations, clients and executives, make him an invaluable asset to our Board.

Other Board Service:

•

Director, Anadarko Petroleum Corporation (The Woodlands, Texas)

•

Director, Cameron International Corporation (Houston, Texas)

Director Since: 2014 Board Committee: Audit Independent: Yes

DEBORAH D. MCWHINNEY, age 59

Position and Business Experience:

Former Chief Executive Officer and Chief Operating Officer of Global Enterprise Payments at Citigroup Inc., a global financial services company, from February 2011 until her retirement in January 2014; former President, Personal Banking and Wealth Management at Citi from May 2009 to February 2011; former President of Schwab Institutional, a division of Charles Schwab, Inc., from 2001 to 2007, and chair of the Global Risk Committee of Charles Schwab from 2004-2007.

Key Attributes, Experience and Skills:

Ms. McWhinney's leadership experience, with more than 35 years in the finance industry, makes her a valued member of our Board and Audit Committee. Her skills as a former executive for Citi and other banking institutions provide our Board with special insight on matters relating to business strategy, finance, investments and treasury management. In addition, her prior roles on the risk committees at both Citi and Charles Schwab allow her to counsel our Board on risk-related matters.

Director Since: 2012 Board Committees: Audit and Governance Independent: Yes

ARMANDO J. OLIVERA, age 65

Position and Business Experience:

Former President (from June 2003) and Chief Executive Officer (from July 2008) of Florida Power & Light Company, an electric utility that is a subsidiary of a publicly traded energy company, until his retirement in May 2012; joined Florida Power & Light Company in 1972.

Key Attributes, Experience and Skills:

Mr. Olivera's tenure as the former President and CEO of one of the largest electric utilities in the United States provides him with extensive knowledge of financial and accounting matters, as well as a keen understanding of the power industry and its related regulations. His experience in the power industry provides valuable insight into one of our five business segments. Additionally, his role as a director of other public companies gives him the experience to provide valuable advice to our Board and its committees from a governance and risk perspective.

Other Board Service:

•

Director, AGL Resources, Inc. (Atlanta, Georgia)

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Director, Consolidated Edison, Inc. (New York, New York)

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Director, Lennar Corporation (Miami, Florida)

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Former director, Florida Power & Light Company (Juno Beach, Florida)

•

Former director, Nicor Inc. (Naperville, Illinois)

Director Since: 2003 Board Committees: Executive, Governance and Organization and Compensation Independent: Yes

JOSEPH W. PRUEHER, age 72

Position and Business Experience:

Former Schlesinger Professor, University of Virginia, from 2009 to August 2011; former Consulting Professor and Senior Advisor, Stanford University, from 2001 to 2008; U.S. Ambassador to the People's Republic of China from 1999 to 2001; Admiral, U.S. Navy (Retired), Commander-in-Chief of U.S. Pacific Command from 1996 to 1999.

Key Attributes, Experience and Skills:

Admiral Prueher has more than 40 years of experience in dealing with military, security, foreign policy and global business matters. He brings to the Board an international, informed and seasoned set of perspectives, a well-developed engineering background, and extensive expertise and insights on Asia and the Pacific and contracting with the U.S. government. Admiral Prueher strengthens our Board's ability to provide meaningful oversight and strategic guidance with regard to global operations, especially in relation to our Government business. Due to Admiral's Prueher's unique ability to provide strategic guidance with respect to our Government business, the Governance Committee determined, and the Board unanimously ratified the decision in accordance with our Corporate Governance Guidelines, to request that Admiral Prueher stand for reelection even though he has reached the age of 72.

Other Board Service:

•

Director, Armada Hoffler Properties, Inc. (Virginia Beach, Virginia)

•

Director, Emerson Electric Co. (St. Louis, Missouri)

•

Former director, Amerigroup Corporation (Virginia Beach, Virginia)

•

Former director, Bank of America Corporation (Charlotte, North Carolina)

•

Former director, DynCorp International Inc. (Falls Church, Virginia)

•

Former director, Merrill Lynch & Co., Inc. (New York, New York)

Director Since: 2014 Board Committees: Audit and Organization and Compensation Independent: Yes

MATTHEW K. ROSE, age 55

Position and Business Experience:

Executive Chairman, Burlington Northern Santa Fe, LLC, a subsidiary of Berkshire Hathaway Inc. (and former public company) and one of the largest freight rail systems in North America ("BNSF"), since January 2014; former Chairman and Chief Executive Officer of BNSF from March 2002 to January 2014; joined BNSF in 1993.

Key Attributes, Experience and Skills:

Mr. Rose's qualifications to serve on the Board include his extensive leadership experience obtained from overseeing a large, complex and highly regulated organization, his considerable knowledge of operations management and business strategy and his deep understanding of public company oversight. In addition, his experience serving on other public company boards, as well as the board of the Federal Reserve Bank of Dallas, make him a valuable member of our Board.

Other Board Service:

•

Director, AT&T Inc. (Dallas, Texas)

•

Former director, AMR Corporation (Fort Worth, Texas)

Chairman of the Board Director Since: 2011 Board Committee: Executive (Chair) Independent: No

DAVID T. SEATON, age 53

Position and Business Experience:

Chairman (since February 2012) and Chief Executive Officer (since February 2011) of Fluor; Chief Operating Officer from November 2009 to February 2011; Senior Group President, Energy and Chemicals, Power and Government from March 2009 to November 2009; Group President, Energy & Chemicals from March 2007 to March 2009; joined Fluor in 1985.

Key Attributes, Experience and Skills:

Mr. Seaton, the company's Chief Executive Officer, brings to the Board extensive leadership experience with, and knowledge of, the company's business and strategy, particularly in the energy and chemicals markets. He has worked (and lived) in many Fluor locations, including the Middle East, and provides insight to the Board on the company's global operations. Additionally, his 30 years of service with the company provide the Board with a historical perspective on the company's growth and operations.

Other Board Service:

•

Director, The Mosaic Company (Plymouth, Minnesota)

Director Since: 2009 Board Committees: Audit and Governance Independent: Yes

NADER H. SULTAN, age 66

Position and Business Experience:

Senior Partner of F&N Consulting Company, a firm specializing in high level strategic advice related to the energy industry, since September 2004; former Chief Executive Officer of Kuwait Petroleum Corporation.

Key Attributes, Experience and Skills:

Mr. Sultan brings great insight and high-level strategic contributions to the Board as a result of his more than 40 years of experience in the international energy business, including as a chief executive officer running a national oil company in the Middle East. He provides a valued perspective with regard to national oil companies and the Middle East in terms of business operations, politics and culture. His views and understanding of the Middle East region are important since it is an area in which we are expanding our business presence and from which we have derived, and are continuing to derive, a portion of our revenues.

Other Board Service:

•

Non-executive chairman of Ikarus Petroleum Industries Company (Kuwait)

Director Since: 2013 Board Committee: Audit Independent: Yes

LYNN C. SWANN, age 63

Position and Business Experience:

President, Swann, Inc., a marketing and consulting firm, since 1976; Founder and Managing Director of LS Group, a provider of financial advisory and brokerage services, since 2011; former sports broadcaster for ABC Sports from 1976 to 2006.

Key Attributes, Experience and Skills:

Mr. Swann's broad range of skills includes media and public relations experience, consumer awareness skills, finance knowledge, a diverse business and political background, and management-level decision-making experience. Those skills, along with the experience he has gained as a director of other large public companies, allow him to contribute significantly to the Board and the Audit Committee.

Other Board Service:

•

Trustee, American Homes 4 Rent (Agoura Hills, California)

•

Director, Caesars Entertainment Corporation (Las Vegas, Nevada)

•

Former director, H.J. Heinz Company (Pittsburgh, Pennsylvania)

Board Recommendation

        The Board of Directors recommends a vote FOR the election of all eleven director nominees.

CORPORATE GOVERNANCE

Corporate Governance Highlights

        The company has long believed that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will help manage the company for the long-term benefit of its stockholders. During the past year, we continued to review our corporate governance policies and practices and to compare them to those suggested by various commentators on corporate governance and the practices of other public companies.

        The following list highlights some of our more recent corporate governance initiatives and core governance values:

        ♦    Completed Transition to Declassified Board.    We have completed the process of declassifying our Board, with all members elected on an annual basis.

        ♦    Instituted Annual Evaluations of All Board Members.    In connection with the declassification of the Board, the Corporate Governance Guidelines were amended to provide for annual evaluation of all Board members.

        ♦    Granted Stockholders the Right to Call a Special Meeting.    In 2012, our Board (with the approval of stockholders) amended our Certificate of Incorporation to grant holders of at least 25% of our outstanding shares of common stock the right to call a special meeting of stockholders.

        ♦    Removed Supermajority Provisions.    We have removed supermajority voting provisions from our corporate governance documents and replaced them with majority voting provisions.

        ♦    Maintaining Director Independence.    All directors, with the exception of our Chairman and CEO, are independent. We also have a Lead Independent Director who presides over executive sessions of the independent directors of the Board and approves agendas and schedules for Board meetings.

        During 2014, our Board reviewed all committee charters and amended the charter for our Organization and Compensation Committee. The Board also updated the company's Corporate Governance Guidelines. You can access our current committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics for Members of the Board of Directors, as well as other information regarding our corporate governance practices, on our website at www.fluor.com under "Sustainability" — "Governance" — "Corporate Governance Documents." Our Code of Business Conduct and Ethics for Fluor employees can be found on our website at www.fluor.com under "Sustainability" — "Ethics and Compliance" — "The Code."

Board Independence

        In accordance with the New York Stock Exchange listing standards and our Corporate Governance Guidelines, our Board determines annually which directors are independent and, through the Governance Committee, oversees the independence of directors throughout the year. In addition to meeting the minimum standards of independence adopted by the New York Stock Exchange, a director qualifies as "independent" only if the Board affirmatively determines that the director has no material relationship with the company (either directly, or as a partner, stockholder or officer of an organization that has a relationship with the company). A relationship is "material" if, in the judgment of the Board, the relationship would interfere with the director's independent judgment.

        Our Board has adopted director independence standards for assessing the independence of our directors. These criteria include restrictions on the nature and extent of any affiliations the directors and their immediate family members may have with us, our independent accountants, organizations with which we do business, other companies where our executive officers serve as compensation committee members and non-profit entities with which we have a relationship. Our independence standards are included in our Corporate Governance Guidelines, which are available on our website at www.fluor.com under the "Sustainability" — "Governance" section.

        The Board, as recommended by the Governance Committee, has determined that each of the company's current directors and director nominees (other than Mr. Seaton) are independent of the company and its management under New York Stock Exchange listing standards and the standards set forth in our Corporate Governance Guidelines. In addition, the Board previously determined that each of Mr. Kent Kresa and Dr. Suzanne Woolsey, who retired from the Board effective April 29, 2014 and did not stand for reelection at the 2014 annual meeting, was independent. The Board also determined that each of the members of the Audit, Governance and Organization and Compensation Committees has no material relationship with Fluor and is independent within the meaning of the New York Stock Exchange listing standards and Fluor's director independence standards for such committee.

        In making its independence determinations, the Board considered that Ms. Berkery is an employee (but not an executive officer) of UBS and that the payments made by the company to UBS for non-advisory services, including bank account fees, lending fees and brokerage services, were less than $1.0 million in each of the last three years. In addition, the Board reviewed (i) 2014 payments, which did not exceed $10,000 in the aggregate, to Mayer Brown LLP, where one of Ms. Berkery's brothers is a partner, for services not provided by Ms. Berkery's brother and (ii) payments to PricewaterhouseCoopers ("PWC"), where another of Ms. Berkery's brothers is a partner. With regard to PWC: (i) the fees paid to PWC in each of the last three years were less than .03% of such firm's revenues; (ii) Ms. Berkery's brother is one of over 10,000 partners and 195,000 employees at PWC; (iii) Ms. Berkery's brother does not personally provide services to the company or oversee others who provide such services; and (iv) the company hired PWC prior to Ms. Berkery joining the Board. In addition, it is important to note that Fluor, as a global corporation, and due to various securities regulations and requirements, utilizes multiple accounting firms for different kinds of services and, in fact, retained each of the four major public accounting firms to provide various services during 2014. The Board does not believe that the company's use of Mayer Brown or PWC raises any independence concerns with regard to Ms. Berkery. The Board also considered that certain directors (Mr. Barker, Mr. Bennett, Mr. Fluor, Mr. Hackett, Mr. Olivera, Admiral Prueher, Mr. Rose and Mr. Sultan) are board members of entities that did business with the company in 2014, 2013 and/or 2012. In each case noted above, the payments to or from any of the foregoing entities did not exceed the greater of $1 million or 2% of either Fluor's or such other entity's consolidated gross revenues for any one of the last three fiscal years, and therefore fell below the thresholds of the company's independence standards. The Board determined that Mr. Seaton is not independent under the New York Stock Exchange listing standards and our Corporate Governance Guidelines because of his employment as the Chief Executive Officer of the company.

        Finally, the Board reviewed charitable contributions made to non-profit organizations for which Board members (or their respective spouses) serve as an employee or on the board of directors. Specifically, the Board considered that certain directors and/or their family members (Mr. Barker, Mr. Bennett, Ms. Berkery, Mr. Hackett, Ms. McWhinney, Mr. O'Hare, Mr. Olivera and Mr. Rose) are affiliated with non-profit organizations that received contributions from the company in 2014, 2013 and/or 2012. No organization received contributions in a single year in excess of $100,000; and therefore these contributions fell below the thresholds of the company's independence standards.

Risk Management Oversight

        As part of its oversight function, the Board monitors how management operates the company. When granting authority to management, approving strategies and receiving management reports, the

Board considers, among other things, the risks and vulnerabilities the company faces. In addition, the Board discusses risks related to the company's business strategy at the Board's annual strategic planning meeting. The Board also delegates responsibility for the oversight of certain risks to the Board's committees.

        Under the Audit Committee charter, the Audit Committee is responsible for reviewing and discussing with management the company's most significant risks, methods of risk assessment, risk mitigation strategies, and the overall effectiveness of the company's guidelines, policies and systems with respect to risk assessment and management. In particular, the Audit Committee considers risk issues associated with our overall financial reporting, disclosure process, legal matters, regulatory compliance and information technology, as well as accounting risk exposure and other operational and strategic risks. The Audit Committee is provided quarterly information on the geographic, operational and market risks facing our company. In carrying out its responsibilities related to risk oversight, the Audit Committee meets in executive sessions, at least quarterly, with the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, the Chief Compliance Officer, the head of internal audit and the independent registered public accounting firm to discuss particular risks facing the company.

        The Organization and Compensation Committee is also tasked with certain elements of risk oversight. The Organization and Compensation Committee annually reviews the company's compensation policies and programs, as well as the mix and design of short-term and long-term compensation, to confirm that our compensation programs do not encourage unnecessary and excessive risk taking.

        Finally, the Governance Committee is responsible for overseeing governance issues that may create governance risks, such as board composition, director selection and the other governance policies and practices that are critical to the success of the company. Each of the Audit, Governance and Organization and Compensation Committees report quarterly to the Board regarding the areas they oversee.

Board Leadership

        The Chairman of the company's Board is elected by the Board on an annual basis. The Board, together with the Governance Committee, annually reviews the structure of the Board, and, as set forth in the company's Amended and Restated Bylaws and Corporate Governance Guidelines, the Board is empowered to choose any one of its members as Chairman of the Board. The Board has chosen Mr. Seaton, the company's Chief Executive Officer, to serve as the Chairman of the Board. The Board has determined that Mr. Seaton, the individual with primary responsibility for managing the company's day-to-day operations, is best positioned to chair regular Board meetings and to lead and facilitate discussions of key business and strategic issues. In his role as Chairman, Mr. Seaton presides over Board meetings, provides input on the agenda for each Board meeting and performs such other duties as the Board may request from time to time. However, the Board has also established a Lead Independent Director position, as it believes that the role of Lead Independent Director promotes effective governance when the company has a non-independent Chairman. As discussed below, the Lead Independent Director is elected every three years, and his or her duties are closely aligned with the role of an independent chairman. The Board believes that its current leadership structure provides independent Board leadership and engagement while also offering the benefits described above of having our Chief Executive Officer serve as Chairman.

        In addition, each of the Audit, Governance and Organization and Compensation Committees is composed entirely of independent directors. Consequently, independent directors directly oversee critical matters such as the compensation policy for executive officers, succession planning, our methods of risk assessment and risk mitigation strategies, our Corporate Governance Guidelines, policies and practices, the director nominations process, our corporate finance strategies and initiatives, and the integrity of our financial statements and internal controls over financial reporting.

Lead Independent Director

        To provide for independent leadership, the Board has appointed a Lead Independent Director, whose primary responsibility is to preside over and set the agenda for all executive sessions of the independent directors of the Board. The Lead Independent Director also approves agendas and schedules for meetings of the Board and information sent to the Board, chairs Board meetings in the Chairman's absence, acts as a liaison between the independent directors and the Chairman, provides guidance on the director orientation process for new Board members, consults and communicates with stockholders, as appropriate, and monitors communications to the Board from stockholders and other interested parties. The Lead Independent Director also has the authority to call executive sessions of the independent directors, as needed. In 2015, the independent members of the Board designated Mr. Peter J. Fluor to serve in this position for a three-year term that expires in February 2018.

Board of Directors Meetings and Committees

        During 2014, the Board held five meetings, one of which was an extensive two-day strategic planning session. Each of the directors attended more than 75% of the aggregate number of meetings of the Board and of the Board committees on which he or she served and which were held during the period that each director served.

        As discussed earlier, the Lead Independent Director presides over all executive sessions of the independent directors. Executive sessions of independent directors must take place at each regular Board meeting according to our Corporate Governance Guidelines. During 2014, five executive sessions of the independent directors were held.

        A Board meeting immediately follows the annual meeting. The Board has a policy that directors attend the annual meeting of stockholders each year. All directors serving on the Board at that time attended the 2014 annual meeting of stockholders.

        Our Board has four standing committees:

  •
  Audit;

  •
  Executive;

  •
  Governance; and

  •
  Organization and Compensation.

        Each committee has a charter that has been approved by the Board. With the exception of the Executive Committee, each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Any recommended changes to the charters are then submitted to the Board for approval.

Audit Committee

Members: • James T. Hackett, Chair*‡ • Peter K. Barker* • Alan M. Bennett* • Deborah D. McWhinney • Armando J. Olivera* • Matthew K. Rose* • Nader H. Sultan • Lynn C. Swann

Each of the directors who serves on the Audit Committee is independent within the meaning set forth in the Securities and Exchange Commission regulations, New York Stock Exchange listing standards and our Corporate Governance Guidelines.

None of the Audit Committee members serve on the audit committees of more than two other public companies.

*Audit Committee Financial Expert, as determined by the Board.

‡Resignation effective April 28, 2015

Meetings During Fiscal 2014: Five, including one to review the company's 2013 Annual Report, Form 10-K and proxy materials for the 2014 annual meeting. At the end of each of the four regular meetings of the committee, the members of the Audit Committee met privately with the company's independent registered public accounting firm, and also met with the company's head of internal audit and other members of management.

Key Responsibilities: The responsibilities of the Audit Committee and its activities during 2014 are described in the "Report of the Audit Committee" section of this proxy statement on pages 67-68.

Executive Committee

Members: • David T. Seaton, Chair • Alan M. Bennett • Peter J. Fluor • James T. Hackett‡ • Joseph W. Prueher
‡Resignation effective April 28, 2015

Meetings During Fiscal 2014: Two, including one meeting to discuss director evaluations

Key Responsibilities: When the Board is not in session, the Executive Committee has all of the power and authority of the Board, subject to applicable laws, rules, regulations and listing standards of the New York Stock Exchange.

Governance Committee

Members: • Alan M. Bennett, Chair • Peter J. Fluor • Dean R. O'Hare‡ • Armando J. Olivera • Joseph W. Prueher • Nader H. Sultan	Each of the members of the Governance Committee is independent within the meaning set forth in the NYSE listing standards and our Corporate Governance Guidelines. ‡Retirement effective April 28, 2015

Meetings During Fiscal 2014: Four

Key Responsibilities: The Governance Committee's primary responsibilities, which are discussed in detail within its charter, are to:
• identify qualified candidates to be nominated for election to the Board and directors qualified to serve on the Board's committees;

•

develop, review and evaluate background information for any candidates for the Board, including those recommended by stockholders, and make recommendations to the Board regarding such candidates. For information relating to nominations of directors by our stockholders, see "— Consideration of Director Nominees" below;

• oversee the independence of directors;

•

develop, implement, monitor and oversee policies and practices relating to corporate governance, including the company's Corporate Governance Guidelines and Code of Business Conduct and Ethics for Members of the Board of Directors; and

• oversee the annual evaluation of the Board and the committees of the Board.
The Governance Committee has the authority, under its charter, to engage, retain and terminate the services of outside legal counsel, search firms and other advisors.

Organization and Compensation Committee

Members: • Peter J. Fluor, Chair • Peter K. Barker • James T. Hackett‡ • Dean R. O'Hare‡ • Joseph W. Prueher • Matthew K. Rose

Each of the members of the Organization and Compensation Committee is independent within the meaning of the NYSE listing standards and our Corporate Governance Guidelines.

‡Retirement/resignation effective April 28, 2015

Meetings During Fiscal 2014: Five. Each of the four in-person meetings included an executive session attended by the committee members and the committee's independent compensation advisor.

Key Responsibilities: The Organization and Compensation Committee's primary responsibilities, which are discussed in detail within its charter, are to:
• review and monitor the company's top level organizational structure and senior management succession planning and recommend the appointment of executive officers and other corporate officers;

•

review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate (in consultation with the other independent directors) the achievement of these goals and recommend the Chief Executive Officer's compensation level to the independent directors;

•

set the overall compensation policy for the executive officers (other than the Chief Executive Officer), including base salary, and annual and long term incentive awards, and approve compensation paid to such officers, considering the recommendations of the Chief Executive Officer; and

• review the compensation for non-management directors.

The responsibilities of our Organization and Compensation Committee and its activities during 2014 are further described in the "Compensation Discussion and Analysis" section of this proxy statement. The Organization and Compensation Committee has the authority under its charter to delegate any portion of its responsibilities to a subcommittee denominated by it when appropriate, but did not do so in 2014.

Compensation Consultant: The Organization and Compensation Committee has the authority under its charter to engage, retain and terminate the services of outside legal counsel, compensation consultants and other advisors. In 2014, the Organization and Compensation Committee again engaged Frederic W. Cook & Co., Inc. to serve as its independent compensation consultant to advise the committee on all matters related to executive and director compensation. The compensation consultant conducts an annual review of the total compensation program for the Chief Executive Officer and other senior management reporting to him and, in doing so, completes a report benchmarking the senior executives against other executives with similar responsibilities in order to assist the Organization and Compensation Committee in making compensation decisions. The 2014 compensation review provided the committee with relevant market data and alternatives to consider when making compensation decisions in 2014 for the Chief Executive Officer and other senior management reporting to him.

Organization and Compensation Committee, Continued

In early 2015, as part of the committee's oversight of certain aspects of risk, the compensation consultant conducted a broad-based review of the company's compensation programs and policies and discussed its findings with the committee, indicating that the company's compensation programs do not encourage behaviors that would create material risk for the company. Frederic W. Cook & Co., Inc. also provided written and verbal advice to the Organization and Compensation Committee at committee meetings, attended executive sessions of the committee to respond to questions, and had individual calls and meetings with the Chair of the committee to provide advice and perspective on executive compensation issues. Frederic W. Cook & Co., Inc. was engaged by, and reports directly to, the committee and does not perform any other services for the company. None of the work of the compensation consultant has raised any conflicts of interest.

Consideration of Director Nominees

  Director Qualifications and Diversity

        The Board of Directors believes that the Board, as a whole, should include individuals with a diverse range of backgrounds and experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our stockholders. As provided in our Corporate Governance Guidelines, while all directors should possess business acumen and must exercise sound judgment in their oversight of our operations, the Board endeavors to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspective and interests. Accordingly, the Board and Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board's overall composition and the company's current and future needs.

        Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as nominees for director. The Governance Committee is responsible for reviewing with the Board on an annual basis (and as needed) the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This annual review takes into consideration issues of diversity of thought and background (including gender, race, ethnicity and age), experience, qualifications, attributes and skills. Certain criteria that our Board looks for in a candidate include, among other things, an individual's business experience and skills, judgment, independence, integrity, reputation and international background, the individual's understanding of such areas as finance, marketing, information technology, regulation and public policy, whether the individual has the ability to commit sufficient time and attention to the activities of the Board, the fit of the individual's skills and personality with those of other directors in building a Board that is effective, collegial and responsive to the needs of the company, and the absence of any potential conflicts with the company's interests. The Board assesses its effectiveness in achieving these goals in the course of assessing director candidates, which is an ongoing process.

  Identifying and Evaluating Nominees for Director

        The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at meetings of the Governance Committee, and may be considered at any point during the year. As described below, the Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. If a stockholder properly recommends an individual to the Governance Committee to serve as a director, all recommendations are aggregated and considered by the Governance Committee at a meeting prior to the issuance of the proxy statement for our Annual Meeting. Any materials provided by a stockholder in connection with the recommendation of a director candidate are forwarded to the Governance Committee, which will consider the recommended candidate in light of the director qualifications discussed above and the Board's existing composition. The Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a stockholder. In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

  Stockholder Recommendations

        The policy of the Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described above under "— Identifying and Evaluating Nominees for Director." In evaluating those recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "— Director Qualifications and Diversity" above. Any stockholder wishing to recommend a candidate for consideration by the Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Our Amended and Restated Bylaws permit stockholders to nominate directors for election. See "Additional Information — Advance Notice Procedures" on page 76 of this proxy statement, and Section 2.04 of our Amended and Restated Bylaws, which are included on our website at www.fluor.com under "Sustainability" — "Governance."

Certain Relationships and Related Transactions

        The company is not aware of any transactions with related persons that would be required to be disclosed.

Review and Approval of Transactions with Related Persons

        The company has adopted a written policy for the approval of transactions to which the company is a party and the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any calendar year if any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

        The policy provides that the Governance Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. In addition, the Board has delegated authority to the Chair of the Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chair is provided to the full Governance Committee for its review in connection with each regularly scheduled Governance Committee meeting.

        The Governance Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include, but are not limited to:

  •
  employment of immediate family members of directors, director nominees, executive officers and greater-than-5% beneficial owners in non-executive positions with the company;

  •
  business transactions with other companies at which a related person's only relationship is as an employee (other than an executive officer) if the amount of business falls below the thresholds in the New York Stock Exchange's listing standards and the company's director independence standards; and

  •
  contributions to non-profit organizations at which a related person's only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization's consolidated gross annual revenues.

        At least annually, a summary of new transactions covered by the standing pre-approvals described above is provided to the Governance Committee for its review.

Communications with the Board

        Individuals may communicate with the Board and individual directors by writing directly to the Board of Directors c/o Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the independent directors as a group may do so by writing directly to the Lead Independent Director c/o the Chief Legal Officer and Secretary at the above address. The Lead Independent Director will, with the assistance of Fluor's internal legal counsel, be primarily responsible for monitoring any such communications from stockholders and other interested parties to the Board, individual directors, the Lead Independent Director or the independent directors as a group, and provide copies or summaries of such communications to the other directors as he considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Lead Independent Director considers to be important for the directors to know. The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2014, Mr. Fluor, Mr. Barker, Mr. Hackett, Mr. Kresa, Mr. O'Hare, Admiral Prueher and Mr. Rose served on the Organization and Compensation Committee. There are no compensation committee interlocks between the company and other entities involving the company's executive officers and directors.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking stockholders to vote on an advisory resolution to approve the company's executive compensation as reported in this proxy statement. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, the Organization and Compensation Committee has structured our executive compensation program to achieve the following key objectives that contribute to the company's long-term success:

Key Objective	Achievement of the Objective

Align Named Executives with Stockholders	•	Annual and long-term incentive programs reward named executives for achievement of short- and long-term goals that enhance stockholder value.
	•	Between 57% and 73% of named executive target total direct compensation is equity-based.
	•	Named executives are expected to hold company shares or units with a value between two and six times their base salary and are prohibited from hedging or pledging company securities.

Pay for Performance	•	85% to 90% of the annual incentive for named executives is tied to company performance, including corporate measures such as net earnings, return on assets employed and business segment performance.
•
Long-term incentive payouts under our Value Driver Incentive Program are tied to gross margin related to new awards, which contribute to backlog, a factor we historically have considered to have a high correlation with stockholder value creation, and also are directly related to the stock price at vesting.

Attract and Retain Top Talent	•	Total compensation for named executives is targeted at the 50th percentile of the peer group.

        We urge stockholders to read the "Compensation Discussion and Analysis" beginning on page 21, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative appearing on pages 42 through 60, which provide detailed information on the compensation of our named executives. The Organization and Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executives reported in this proxy statement has supported and contributed to the company's success.

        In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

        RESOLVED, that the stockholders of Fluor Corporation (the "Company") approve, on an advisory basis, the compensation of the Company's named executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2015 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say on pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Organization and Compensation Committee will review and consider the voting results when evaluating our executive compensation program. An advisory stockholder vote on the frequency of stockholder votes to approve executive compensation is required to be held at least once every six years. The company last held an advisory vote on frequency in 2011. After consideration of the vote of stockholders at the 2011 annual meeting of stockholders and other factors, the Board has decided to hold advisory votes to approve executive compensation annually until the next advisory vote on frequency occurs. Accordingly, the next advisory vote to approve executive compensation will be held at the 2016 annual meeting of stockholders.

Board Recommendation

        The Board of Directors recommends a vote FOR the approval of the advisory resolution to approve executive compensation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the principles, objectives and features of our compensation program for our named executives. For 2014, our named executives were our Chairman and Chief Executive Officer, our Chief Financial Officer and the other three individuals included in the Summary Compensation Table on page 42.

Executive Summary

  Factors Influencing Named Executive Compensation

        To assist our stockholders in evaluating our "say on pay" proposal, the following is an overview of the key factors that influence the design of our executive compensation program:

  •
  Appropriate Peer Group.  To establish compensation for our named executives that aligns with the market, we benchmark our compensation and performance against the companies in our peer group. Since there are only six engineering and construction companies publicly traded in the United States with revenues over $5.0 billion, the largest of which has revenues that are significantly below ours, we look beyond our industry to find an appropriate peer group. We believe the correct peer group consists of U.S. companies in the same three Standard & Poor's Global Industry Classification Standard (GICS) codes as the company, our direct competitors and our key customers—and that are also generally comparable in revenues, number of employees and market capitalization (our "Compensation Peer Group"). As a result, we are able to set compensation at levels that are not only appropriate for a company of our size, but also allow us to attract and retain key talent within our industry.

  •
  Target Total Direct Compensation at 50th Percentile.  Using our Compensation Peer Group, the compensation consultant engaged by the Organization and Compensation Committee performs an annual proxy analysis to identify the 50th percentile of target total direct compensation (which consists of base pay, bonus targets and long-term incentive values at the time of grant). In 2014, the target total direct compensation for our Chief Executive Officer approximated the Compensation Peer Group median.

  •
  Performance Measures That Drive Business Goals and Stockholder Return.  Our compensation program rewards achievement of a variety of measures, including, for 2014, corporate financial performance (e.g., net earnings and return on assets employed), safety, new awards gross margin and individual performance goals. These measures provide the company a means to drive multiple short-and long-term goals, including goals that are tied to enhancing long-term stockholder value, and to provide a balanced compensation package for our executives that encourages them to focus on the overall health of the company and not on any one measure.

  •
  Performance-Driven Long-Term Incentive Awards.  Stock-based awards granted under our 2014 Value Driver Incentive ("VDI") program are increased or decreased at the end of the performance period based on the achievement of targets related to new awards gross margin. In addition, these awards are designated as performance units, the value of which fluctuates with our stock price over the performance period and subsequent vesting periods. Approximately 25% of our Chief Executive Officer's target total direct compensation for 2014 was driven by gross margin related to new awards, which contribute to backlog, a factor we historically have considered to have a high correlation with stockholder value creation.

  •
  Substantial Stock-Based Compensation.  Since stock price performance in the long term is one of the best indicators of the performance of our company, we deliver most of our executive compensation in the form of stock incentives (e.g., approximately 73% of our Chief Executive

    Officer's target total direct compensation is stock-based). As such, if our stock price declines, the value of stock incentives held by executives declines as well.

  •
  2014 Company Performance.  In 2014, net earnings attributable to Fluor from continuing operations were $715 million, up from $668 million a year ago, despite revenue declining in 2014. New awards remained strong, with a 15% increase over 2013. The company's total shareholder return was approximately –23.6% for 2014, which was impacted in part by the economic outlook in certain of the company's lines of business, especially those impacted by declining commodity prices, but the company's five-year total shareholder return remained strong at 41.8%. The chart below summarizes some of the key company financial results for fiscal 2014 compared to 2013. For a full description of the company's results, please see the company's Form 10-K filed with the Securities and Exchange Commission on February 18, 2015.

Financial Measure	Fiscal Year Ended December 31, 2014	Fiscal Year Ended December 31, 2013
	(dollars in millions)
Net Earnings Attributable to Fluor from Continuing Operations	$715.5	$667.7
Earnings Per Share from Continuing Operations (per diluted share)	$4.48	$4.06
Return on Operating Assets Employed	22.9%	22.6%
Revenue	$21,532	$27,352
New Awards	$28,831	$25,086
Backlog	$42,482	$34,907
Total Shareholder Return	–23.6%	38%

  Pay for Performance and CEO Compensation

        As noted above, our compensation programs reward achievement of a variety of measures.

  •
  In 2014, annual incentive payments reflected strong net earnings from continuing operations performance above target levels and return on operating assets employed (ROAE) performance at the target level (in both cases, after excluding certain other non-recurring reorganization charges). Based on this performance, annual incentive payments for 2014 were higher than those made for 2013 performance.

  •
  New awards remain strong and our named executives received VDI payments that were at maximum levels (and substantially above those made in 2013) to reflect the company's performance against the new awards gross margin measures.

  •
  In light of these results, 2014 total direct compensation for our CEO increased from the prior year (excluding his 2008 retention payment that vested in 2013), with his total direct compensation slightly above the peer group median for target total direct compensation.

  •
  Actual cash compensation and actual total direct compensation for our CEO for 2014, as compared to (i) his actual compensation for 2013, (ii) his target compensation for 2014 and (iii) the target peer group median (as of our latest compensation review in August 2014), is illustrated below.

CEO Compensation vs. Target Peer Group Median

Cash Compensation (in thousands)	Total Direct Compensation (in thousands)

(1)
Does not include the amount of the retention award granted in 2008, which vested in 2013.

  How Named Executive Compensation is Tied to Performance

        We use a balanced approach to compensation, with total direct compensation ("TDC") consisting of a variety of pay elements designed with different links to performance as described in the table below:

Component	Primary Purpose	Linkage to Performance	Percent of CEO Target TDC
Base Salary	Provides a market competitive, stable level of income to attract and retain highly qualified executives	> Based on individual experience, performance, organizational responsibility and overall salary movements in the Compensation Peer Group, the Board or the Organization & Compensation Committee (the "Committee"), as applicable, determines an appropriate salary adjustment each year	11%
Annual Incentive Award	Provides annual cash compensation for performance of measures that drive long-term company value: • Net earnings • Return on operating assets employed • Safety • Strategic operating objectives	> Annual forecasts on net earnings and other factors are made at the beginning of each fiscal year, and are used as the target achievement levels in the annual incentive awards > The annual incentive is completely at risk, depending on the level of performance against the criteria	16%
Long-Term Incentives	Value Driver Incentive Performance Units
	Provide a stock-based long-term retention vehicle that is linked to gross margin associated with new awards, which contribute to backlog, a factor we historically have considered to have a high correlation with stockholder value creation	> Forecasts for new awards gross margin are made at the beginning of each year, and performance units are earned based on the extent to which those expectations are met > The performance units vest over three years, with the value increasing or decreasing with the stock price over both the performance and vesting periods > The incentive is completely at risk, depending on the performance against the relevant measures (and the stock price)	25%

Component	Primary Purpose	Linkage to Performance	Percent of CEO Target TDC
	Stock Options
	Provide a long-term retention vehicle that is directly linked to stockholder value creation over time	> Stock options vest in equal thirds over three years and attain value only if the stock price grows over the initial grant price	24%
	Restricted Stock Units
	Provide a long-term retention vehicle that is directly linked to stockholder value creation over time	> Restricted stock units vest in equal thirds over three years, and as such the value to the executive increases or decreases with the stock price performance over the vesting period	24%

  Compensation Actions for 2014

        The Committee took the following actions with respect to executive compensation for 2014:

  •
  Recommended raising target compensation levels for Mr. Seaton, primarily by increasing the target bonus percentage, so that his total cash compensation and total direct compensation continues to approximate the median compensation for chief executive officers in our Compensation Peer Group;

  •
  Increased base salary levels for the named executives between 3.0% and 4.0% (except with respect to Mr. Oosterveer, who received a 17.5% salary increase to reflect his promotion to Chief Operating Officer) to compensate them for their experience and organizational responsibility and to keep such salaries in line with market compensation for similarly situated executives in the Compensation Peer Group;

  •
  Approved annual incentive award cash payouts that reflected performance that met or exceeded target financial and certain other operational goals, with payouts higher than those made for 2013; and

  •
  Approved VDI payouts at the maximum level to reflect company performance of the relevant new awards margin measures in 2014.

  Corporate Governance Highlights

        Our policies regarding executive compensation reflect our strong focus on sound corporate governance. In particular,

  •
  our change in control agreements are governed by double trigger arrangements and do not provide for tax gross-ups;

  •
  our performance-based compensation arrangements are tied to business metrics that we use in discussing our financial and operating results with our investors and analysts;

  •
  our robust stock ownership guidelines require named executives to retain 100% of the net shares received from equity awards to the extent the guidelines are not met;

  •
  our performance-based compensation is subject to our clawback policy;

  •
  repricing of stock options is not allowed without stockholder approval;

  •
  our policies prohibit hedging, pledging and short-term trading of company common stock;

  •
  payment of dividends or dividend equivalents on unearned performance awards is prohibited;

  •
  the Committee uses an outside independent consultant who advises on all executive compensation matters as noted earlier on pages 15-16; and

  •
  compensation risk management assessments are conducted and considered on an annual basis.

Components of 2014 Named Executive Compensation

  Base Salary

        The company provides named executives with base salaries that provide a competitive, stable level of income, since most other elements of their compensation are at-risk based on company or stock performance. In determining base salaries for positions held by named executives, the Committee generally targets the 50th percentile (i.e., the median) for similar types of executives within the Compensation Peer Group. Base salaries may deviate from the median to attract key talent and for named executives with varying levels of experience or specialized duties or skill sets. The Committee reviews base salaries for named executives annually and upon a change in responsibilities.

        In evaluating the Chief Executive Officer's base salary and his recommendations for the base salaries of the other named executives, the Committee considered the following factors during its 2014 annual review:

  •
  the Compensation Peer Group data and other general industry survey data for comparable positions;

  •
  individual level of responsibility, performance and contributions to the company;

  •
  internal pay equity based on relative duties and responsibilities;

  •
  the company's 2014 salary budget; and

  •
  the Board's evaluation of the Chief Executive Officer's performance and the Chief Executive Officer's feedback on the other named executives' performance.

        Based on these considerations, the Committee increased base salaries for 2014 between 3.0% and 4.0% for named executives other than Mr. Oosterveer, who received a 17.5% salary increase to reflect his promotion to Chief Operating Officer. Salary increases were determined with a particular focus on providing salaries that approximate the median base pay for similarly situated executives in the Compensation Peer Group. The base salaries for the named executives (following the salary increases), as compared to the median, were as shown below:

Named Executive	2014 Base Salary	Compensation Peer Group Median Salary(1)
David T. Seaton	$1,235,000	$1,281,000
Biggs C. Porter	$816,800	$692,000
Peter Oosterveer	$670,000	$703,000
Carlos M. Hernandez	$611,600	$648,000
David R. Dunning	$515,000	$613,000

(1)
Information is as of our latest compensation review in July 2014 and is based on public filings of members of our Compensation Peer Group up to and including June 30, 2014.

        For 2014, the base salaries for Mr. Seaton, Mr. Oosterveer and Mr. Hernandez approximated the median of the Compensation Peer Group. Mr. Porter's base salary was in the top quartile of chief financial officers within the Compensation Peer Group, reflecting his years of experience in various finance positions (including chief financial officer) and our efforts to attract him to the company. Mr. Dunning's base salary was below the median, reflecting his relatively recent promotion to his position.

  Annual Incentive Awards

        Cash-based annual incentives are provided to reward named executives for performance during the year. Each named executive participates in the Fluor Corporation Amended and Restated 2008 Executive Performance Incentive Plan (the "Performance Plan") and is provided with a target annual incentive amount, based on a percentage of his annual base salary. This percentage reflects the executive's respective organizational level, position and responsibility for achievement of the company's strategic goals. For 2014, target bonus percentages approximated the median target bonus percentages for executives with similar job responsibilities within the Compensation Peer Group, except for Mr. Seaton, whose target bonus percentage was between median and the 75th percentile. For 2014, the Committee increased Mr. Seaton's target annual incentive from 130% to 145% of base salary so that his target cash compensation and total direct compensation continue to approximate the median compensation for chief executive officers in our Compensation Peer Group.

        The target annual incentives for 2014 for each named executive were as follows:

Named Executive	Percentage of Base Salary	Target Annual Incentive Amount

David T. Seaton	145%	$1,791,000

Biggs C. Porter	85%	$694,300

Peter Oosterveer	85%	$569,500

Carlos M. Hernandez	85%	$519,900

David R. Dunning	85%	$437,800

        A named executive may receive more or less than the target annual incentive amount, depending on whether the company and the named executive meet, fail to meet or exceed certain performance measures relating to overall company performance, the individual's own performance and, for Mr. Oosterveer, the performance of the Oil & Gas, Power and Industrial & Infrastructure groups during the year. The types of measures and relative weight of those measures are determined by the Committee each year and are tailored to the named executive's position and organizational responsibility. The performance measures have remained fairly consistent over the past five years, but the Committee has adjusted their relative weightings from time to time to reflect the Committee's emphasis on particular goals and, in 2014, the Committee modified the safety measures, as described below.

        When making its determination regarding performance measures, the Committee considers the company's annual operating plan and strategic priorities, as well as the company's performance in the previous year. The discretionary individual performance measure is subjective; and no targets are set for this measure. The other measures for each named executive are objective. The use of multiple financial goals prevents an overemphasis on any one financial metric; and the other metrics assist in focusing executives on key areas of importance to the company. The measures, along with their respective weightings, for each named executive were as follows:

2014 Measure	David T. Seaton	Biggs C. Porter	Peter Oosterveer	Carlos M. Hernandez	David R. Dunning

Corporate Net Earnings	50%	45%	35%	45%	45%

Corporate Return on Operating Assets Employed (ROAE)	30%	30%	20%	30%	30%

Safety(1)

Days Away, Restricted and Transfer Incidence Rate	3%	3%	3%	3%	3%

Total Recordable Case Incidence Rate	3%	3%	3%	3%	3%

HSE Audit Score	4%	4%	4%	4%	4%

Energy & Chemicals Group Segment Profit(2)	—	—	10%	—	—

Industrial & Infrastructure Group Segment Profit	—	—	10%	—	—

Discretionary Individual Performance	10%	15%	15%	15%	15%

(1)
For all executives other than Mr. Oosterveer, the achievement of each safety measure is based on corporate performance. For Mr. Oosterveer, the achievement of each safety measure is based on the average performance of the operations for which he is responsible (i.e., the Oil & Gas, Power (excluding the operations of NuScale Power, LLC) and Industrial & Infrastructure groups).

(2)
Energy & Chemicals Group segment profit is a combination of Oil & Gas and Power segment profit, excluding the effects of NuScale Power, LLC, which Mr. Oosterveer does not oversee.

Determination of Performance Measures for 2014

        Corporate net earnings ties to the amount of net earnings attributable to Fluor from continuing operations set forth in our financial statements and, when establishing targets for 2014, the Committee specifically excluded certain expenses associated with our reorganization efforts. Corporate ROAE is calculated by dividing full year corporate net earnings (excluding after-tax interest expense) by net assets employed. Net assets employed is defined as total assets (excluding excess cash and current and non-current marketable securities) minus current liabilities (excluding non-recourse debt) and is calculated based on average net assets reported for the previous five quarters. For 2014, corporate ROAE was calculated using the net earnings amount discussed above.

        Safety consists of three distinct measures: (i) Fluor's days away, restricted and transfer ("DART") incidence rate, (ii) Fluor's total recordable case incidence rate and (iii) Fluor's health, safety and environmental (HSE) audit score. Fluor's DART incidence rate is defined as a work-related injury or illness that involves days away from work beyond the day of injury or onset of the illness or otherwise results in a work restriction or transfer but no lost time. The measure has been modified from prior years to include not only days away from work but also restrictions or transfers. Fluor's total recordable case incidence rate is defined as a work-related injury or illness that results in one or more of the following: days away from work, restricted work or transfer to another job, medical treatment beyond first aid, loss of consciousness, a significant injury or illness diagnosed by a physician or other licensed health care professional, or death. Incidence rates for both measures represent the number of recordable cases per 100 full-time workers (working 40 hours per week, 50 weeks per year), and are calculated using the following equation:

Fluor's HSE audit score measures Fluor's performance of approximately 80 leading indicators in the critical areas that drive performance and safety on our projects. Each indicator is given a score by the HSE corporate audit team based on project performance, with the overall score being the average of the scores for all indicators across audited projects. The HSE audit score measure was modified for 2014 to include the performance of all joint ventures for which the company has sole or joint HSE responsibilities for program development and work control.

        Group segment profit is reported in our financial statements on page F-44 of our annual report on Form 10-K as filed with the Securities and Exchange Commission on February 18, 2015. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; other non-operating income and expense items; and loss from discontinued operations. The Energy & Chemicals group segment profit measure includes segment profit for both the Oil &Gas and Power groups, but excludes the effects of NuScale Power, LLC. A group's segment profit measure can be adjusted at the discretion of the Committee for extraordinary non-operating events. No adjustments were made to this measure in 2014 for purposes of compensation decisions. For all named executives other than the Chief Executive Officer, the discretionary individual measure is given a rating based on subjective evaluations and recommendations by the Chief Executive Officer. In the case of the Chief Executive Officer, individual performance is assessed by the independent directors of the Board.

Annual Incentive Performance for 2014

        The 2014 performance ranges established in February 2014 for each of the measures applicable to our named executives, together with the actual achievement amounts for such measures, are presented below. In setting the 2014 performance ranges for each measure, the Committee took into account our business strategy as well as the economic outlook at the beginning of the fiscal year, in order to provide meaningful targets for the named executives.

        The overall level of achievement of the various performance targets in 2014 was slightly higher than last year, with the net earnings performance measure higher than 2013 performance, and the ROAE measure on par with 2013 performance, after taking into account the exclusions noted above. The company's performance for 2014 varied with respect to each corporate measure. Net earnings (as defined above) was between target and upper target performance, while ROAE approximated target performance. Actual performance of the safety measures, in the aggregate, was higher than 2013 performance but the Committee chose to lower the performance rating for each measure by 0.5 to reflect the Committee's concern over the nature of certain safety incidents, so that the resulting level of safety performance was below 2013 performance.

        With respect to the safety measures, the performance of each measure was between upper target and maximum performance, but after the adjustment by the Committee, was between target and upper target. Group segment profit for Energy & Chemicals (which includes profit from the Oil & Gas and Power groups) was between upper target and maximum performance, while Industrial & Infrastructure group segment profit approximated upper target. The actual achievement of the measures, as compared to the various targets, is shown below:

		2014

Measure (dollars in millions)	2014 Actual Achievement	Minimum	Target	Upper Target	Maximum

		(.25/.50 rating)(1)	(1.0 rating)	(1.5 rating)	(2.0 rating)

Corporate Net Earnings(2)	$733.6	$482.5	$689.3(3)	$751.3	$792.7

Corporate ROAE	22.9%(4)	15.5%	22.2%(3)	24.2%	25.5%

Safety

Days Away, Restricted and Transfer Incidence Rate	.14(5)	.21	.18	.15	.09

Total Recordable Case Incidence Rate	.32(5)	.55	.45	.35	.25

HSE Audit Scores	88.2%(5)	70%	80%	85%	90%

Energy & Chemicals Group Segment Profit(6)	$750.20	$466.20	$666.00	$725.90	$765.90

Industrial & Infrastructure Group Segment Profit	$391.20	$247.80	$354.0	$385.90	$407.10

(1)
The minimum rating for Corporate Net Earnings and Corporate ROAE is .25, and the minimum rating for Safety and Group Segment Profit is .50. The minimum level for each goal is required to be satisfied before there is any payout for the performance measure.

(2)
The amounts shown are for net earnings attributable to Fluor from continuing operations, excluding certain reorganization expenses.

(3)
Actual achievement must be between 95% and 105% of the target amount for the target to be met.

(4)
Corporate ROAE was calculated using the net earnings number described above.

(5)
The amounts shown in the table are for corporate achievement. For Mr. Oosterveer, the achievement of each safety measure is based on the average performance of the operations for which he is responsible (i.e., the Oil & Gas, Power (excluding the operations of NuScale Power, LLC) and Industrial & Infrastructure groups) and are as follows: (i) Days Away, Restricted and Transfer Incidence Rate—.11; (ii) Total Recordable Case Incidence Rate—.27; and (iii) HSE Audit Scores—87.7%. As mentioned above, the Committee exercised its discretion to lower the performance rating for each of these measures by 0.5 from the actual rating earned based on the achievement shown in the table.

(6)
Includes the results of the Oil & Gas and Power groups, but excludes the effects of NuScale Power, LLC.

        Achievement of the discretionary individual performance measure varied among the named executives because of the difference in the responsibilities and accomplishments of each individual. The Committee determined the achievement of the discretionary individual performance measure for the named executives other than the Chief Executive Officer, after taking into account the Chief Executive Officer's recommendations with regard to those named executives, and also recommended to the Board the achievement of this measure for the Chief Executive Officer. Subjective evaluations made by the Chief Executive Officer were based on each named executive's leadership and group accomplishments. The individual performance measure was not a significant factor in determining compensation, and no named executive's aggregate compensation was materially affected by his level of achievement of this measure.

        Once the achievement amounts are determined and compared to the various targets, each named executive's overall performance rating is calculated by multiplying each measure's rating (which can range from 0% to 200% achievement, measured on a proportional basis between each of minimum and target, target and upper target, and upper target and maximum) by its relative weighting, and then aggregating those amounts. The aggregate amount (the overall performance rating) is then multiplied by the individual's target annual incentive amount to determine the annual incentive payment for each named executive.

        The annual incentive amounts for 2014 performance for each named executive were determined as follows:

Named Executive	Target Annual Incentive Amount	x	Overall Performance Rating	=	Annual Incentive Amount
David T. Seaton	$1,791,000	x	1.17	=	$2,100,000
Biggs C. Porter	$694,300	x	1.13	=	$784,600
Peter Oosterveer	$569,500	x	1.34	=	$763,200
Carlos M. Hernandez	$519,900	x	1.18	=	$613,500
David R. Dunning	$437,800	x	1.17	=	$512,300

        For 2014, the annual incentive payment for each of the named executives was between target and upper target achievement based on company, group and individual performance. The 2014 annual incentive rating for each named executive approximated or was slightly higher than his 2013 rating, primarily due to the higher achievement level of the net earnings measure. Annual incentive payments were in line with the historical correlation between payouts and performance.

Changes to Annual Incentive Awards for 2015

        Effective for annual incentive awards granted in 2015, the corporate ROAE measure will be replaced by a cash flow from operations measure, in light of the Committee's determination to include ROAE as a performance measure under the Company's VDI program, as discussed below.

  Long-Term Incentive Program

        In 2014, the company's long-term incentives were awarded by the Committee under the Performance Plan. The plan is designed to allow for awards that create increased value for our stockholders, reward the achievement of superior operating results, facilitate the attraction and retention of key management personnel and align the interests of management and stockholders through equity ownership. The total dollar award value for the 2014 long-term awards was targeted and granted at approximately the 50th percentile of the Compensation Peer Group.

        Consistent with our recent practice, in 2014 the long-term incentive awards for named executives consisted of three components:

Component	Percentage of LTI Grant Value	Objectives and Benefits of Component
Value Driver Incentive ("VDI") Awards	34%

>

Provide stock-based compensation (payable in either cash or stock) for the achievement of the measures related to gross margin for new awards (which contribute to backlog, a factor we historically have considered to have a high correlation with stockholder value creation)

		> Incentivize named executives to grow the business and create stockholder value
		> Promote retention and incentivize holders to create stockholder value that will be realized upon deferred (three-year) vesting (which aligns named executives with stockholders)
Restricted Stock Units	33%	> Incentivize named executives to create stockholder value that will be realized upon vesting (which aligns named executives with stockholders)
		> Promote retention over the three-year vesting period since RSUs have value even if the stock price declines or stays flat
		> Balance our compensation program design, as RSUs take into account both upside and downside risk in our stock price
Non-Qualified Stock Options	33%	> Provide returns to the named executive only if the price of Fluor stock has increased from the grant date at the time the option is exercised
		> Motivate executive officers by providing more potential upside
		> Promote retention over the three-year vesting period

        The Committee believes that the mix of the three components aligns the interests of named executives with those of stockholders by encouraging named executives to focus on both short- and long-term growth of the company, while also providing named executives with a balanced pay package similar to many of our peers. In determining the relevant allocations, VDI grants were valued at the target dollar value (and converted into performance units based on the closing stock price on the date of grant); restricted stock units were valued at the fair market value (closing stock price) on the date of grant; and stock options were valued using the Black-Scholes option pricing model.

        The Committee determines the dollar value of long-term incentive awards for named executives at the first regularly scheduled meeting of the Committee each year, which is typically held in February.

The determinations are made at that time to coincide with the annual performance review (when prior year performance information is available) and compensation adjustment cycle, which are addressed at that same meeting. The long-term incentive awards are granted after the meeting on the third business day following the publication of our annual results, based on the closing stock price on that date.

Value Driver Incentive Awards

        In 2014, the Committee granted stock-based VDI awards to the named executives. VDI awards are designated as a number of performance units and for 2014 have a one-year performance period, which started on January 1, 2014 and ended on December 31, 2014, after which they are subject to an additional two-year vesting period ending in February 2017.

        The Committee established the following performance criteria and relative weightings for the 2014 VDI awards for named executives:

  •
  60% of the total award is based on new awards gross margin dollars; and

  •
  40% of the total award is based on new awards gross margin percentage.

        The calculation of the target number of units, as well as the eventual determination of the payout of VDI awards, is illustrated below:

        New awards gross margin dollars measures the total amount of project gross margin that the company expects to receive as a result of projects awarded within the performance period. New awards gross margin percentage is the total amount of gross margin the company expects to receive as a result of projects awarded within the performance period as a percentage of expected revenue from these projects. The Committee selected these performance criteria because, although measured over a relatively short period, they relate to contracts that typically will extend a number of years into the future and thus will generate, and position the company for, increased future earnings. The Committee believes the inclusion of the two different measures is appropriate given the diversified nature of our business. The relative weightings are determined based on the company's relative business priorities and may be changed from time to time. These measures are not reported in our financial statements, as disclosure of the new awards gross margin targets would result in competitive harm to the company, but are set at levels intended to challenge our executives to achieve business goals established as part of the annual strategic plan. With respect to grants made in the past four years under the current VDI program, the VDI performance rating (which can range from 0.00 to 2.00) has ranged from 1.31 to 2.00 and has averaged around 1.69. The amount of any cash payout is calculated using the stock price on the vesting date, which may be higher or lower than the stock price on the date of grant, thereby impacting the final value of the VDI award.

        In the first quarter of a year, the Committee sets minimum (paid at 50% of target), target (paid at 100% of target), upper target (paid at 150% of target) and maximum (paid at 200% of target) levels for both objectives of the VDI awards for the performance period. When setting these performance goals, the Committee considers the company's past performance, current business outlook and other corporate financial measures. When determining whether the new awards performance goals have been met, the Committee takes into account any changes affecting project gross margin backlog (e.g., scope changes, adjustments or cancellations) that occurred during the year.

        In the first quarter following the performance period, the Committee determines the actual achievement of the performance measures and adjusts the number of performance units by multiplying the number of performance units by the performance rating (ranging from 0.00 to 2.00). The 2013 and 2014 performance units vest in full approximately three years following the grant date. The 2012 performance units, as adjusted following the performance period, vested half on the one year anniversary of the date of grant and half on the three year anniversary of the date of grant. The performance units are settled in cash or stock, as elected by the named executive, provided that any award for a named executive not meeting company stock ownership guidelines will be settled in stock.

        As noted above, the payment schedule is intended to facilitate retention of the participating executives and to link long-term value of the awards to stock price. A named executive's unvested award is subject to risk of forfeiture if, prior to payment, the named executive's employment with the company is terminated for any reason other than retirement, death, disability or a qualifying termination within two years after a change in control of the company.

VDI Achievement for 2014

        The actual achievement for the 2014 VDI awards was at the maximum target payout level (i.e., 2.00), based on performance from January 1, 2014 to December 31, 2014. The award will vest in February 2017 and will be paid in cash (based on the closing stock price on the vesting date) or stock. The number of performance units granted to the named executives in connection with the 2014 VDI awards, as adjusted for actual performance, is shown below and is included in the Outstanding Equity Awards at 2014 Fiscal Year End table on page 48.

Named Executive	2014 Grant Amount	Number of Units Granted(1)	Earned Units(2)
David T. Seaton	$2,856,000	36,066	72,132
Biggs C. Porter	$680,000	8,587	17,174
Peter Oosterveer	$816,000	10,305	20,610
Carlos M. Hernandez	$680,000	8,587	17,174
David R. Dunning	$493,000	6,226	12,452

(1)
Based on the closing stock price on the date of grant ($79.19) and rounded up to the nearest whole share.

(2)
Calculated using a performance rating of 2.00 and rounded up to the nearest whole share, which units will vest on February 6, 2017.

Changes to VDI for 2015

        Effective for VDI Awards granted in 2015 to the chief executive officer and his direct reports, (i) the performance period will be extended to three years and (ii) the performance rating will be based in equal parts on three-year cumulative earnings per share ("EPS") and three-year average annual ROAE. Awards will be paid when earned at the end of the three-year period (i.e., there will be no additional vesting period). In addition, for all grantees of VDI Awards, one hundred percent of the earned award will be paid in shares; and dividends will be credited quarterly on target shares, which will be converted to additional shares at the end of the performance period and paid only on shares actually earned.

Other Compensation Decisions

        We pay hiring bonuses when necessary or appropriate to attract top executive talent from other companies. We also periodically grant cash or equity retention awards to retain our current highly qualified executives, to reflect competitive market situations, to address specific project objectives or to reinforce succession planning objectives. Executives we recruit must often forfeit unrealized value in the form of unvested equity and other forgone compensation opportunities provided by their former employers. We provide hiring bonuses to compensate them for this lost opportunity; but we also include service requirements in order to retain such executives. For example, in 2012, Mr. Porter received a hiring bonus in the form of restricted stock units in order to compensate him for stock and other awards he forfeited when he left his prior employer. The agreement provides for vesting of the units in equal thirds over three years from his date of hire so long as Mr. Porter remains employed by the company through the vesting dates or may vest earlier if his employment is terminated prior to the vesting date due to death, permanent and total disability, termination without cause or a company-initiated termination following a change in control. In 2013, Mr. Dunning received a retention award in the form of restricted stock units and deferred compensation in order to retain his services in a key role relating to company strategy. For further details on these arrangements, see "New Hire and Retention Agreements" on page 47.

Other Elements of Named Executive Compensation

  Perquisites

        The Committee evaluates perquisites based on their cost efficiency, motivational value and benefits to the company. Perquisites, which are relatively small in relation to total direct compensation, are targeted at the median of the Compensation Peer Group. In 2014, named executives were paid a taxable monthly allowance as a substitute for the company reimbursing or paying for perquisites such as an automobile allowance, tax and financial planning, and company-owned country club membership dues. The taxable monthly allowance is provided so that overall compensation for named executives is competitive. In addition, named executives are required to have a physical examination each year that is paid for by the company. Named executives may have spousal travel paid for by the company only when it is for an approved business purpose, in which case a related tax gross-up is provided. In 2014, the company did not provide any other tax gross-ups. Named executives can make personal use of charter aircraft in conjunction with a business purpose, but the named executive is required to reimburse the company for the incremental operational cost. None of the named executives used charter aircraft in 2014 for personal reasons.

  Executive Deferred Compensation Program

        The named executives are eligible to participate in Fluor's Executive Deferred Compensation Program. The company offers this program to provide retirement and tax planning flexibility and to remain competitive with other companies within our Compensation Peer Group and general industry. Please refer to the discussion in the Nonqualified Deferred Compensation table on pages 53-54 for a more detailed discussion of these arrangements.

  Severance and Change in Control Benefits

        The company provides each of the named executives with cash severance in the event of a termination of employment by the company without cause. The company believes its severance policy assists in attracting and retaining qualified executives. The level of any cash severance payment is based upon base salary and years of service at the time of separation. In addition, each named executive has a change in control agreement that provides additional payments and other benefits if we terminate his employment without cause or if the named executive terminates employment for good reason within two years following a change in control of the company. The change in control agreements are designed to reinforce and encourage the continued attention and dedication of the executives without distraction in the face of potentially disruptive circumstances arising from the possibility of the change in control and to serve as an incentive to their continued commitment to and employment with the company. No gross-up for excise taxes, if any, is payable under the change in control agreements. The company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments from being subject to excise taxes, but only if by reason of the reduction, the executive's after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

        Please refer to the discussion under "Potential Payments Upon Termination or Change in Control" below for a more detailed discussion of these arrangements. Severance and change in control benefits are provided to be competitive with the Compensation Peer Group.

Establishing Executive Compensation

  Compensation Philosophy, Objectives and Risk Assessment

        The Committee has responsibility for establishing and implementing the company's executive compensation philosophy. The Committee reviews and determines all components of named executives' compensation (other than with respect to our Chief Executive Officer's compensation, which the Committee reviews and recommends for approval by our independent directors), including making individual compensation decisions, and reviewing and revising the company's compensation plans, programs and other arrangements.

        The Committee has established the following compensation philosophy and objectives for the company's named executives:

  •
  Align the interests of named executives with those of the stockholders.  The Committee believes it is appropriate to tie a significant portion of executive compensation to the value of the company's stock in order to closely align the interests of named executives with the interests of our stockholders. The Committee also believes that executives should have a meaningful ownership interest in the company and has established and regularly reviews executive stock ownership guidelines.

  •
  Have a significant portion of pay that is performance-based.  Fluor expects superior performance. Our executive compensation programs are designed to reward executives when performance results for the company and the executive meet or exceed stated objectives. The Committee believes that compensation paid to executives should be closely aligned with the performance of the company relative to these objectives.

  •
  Provide competitive compensation.  The company's executive compensation programs are designed to attract, retain and motivate highly qualified executives critical to achieving Fluor's strategic objectives and building stockholder value.

        The Committee reviews the company's compensation philosophy and objectives each year to determine if revisions are necessary in light of market conditions, the company's strategic goals or other relevant factors. In each of the last five years, the Committee determined that no revisions to the executive compensation philosophy and objectives were necessary, although the Committee has adjusted the elements of compensation used to implement its philosophy as compensation practices have evolved.

        In addition, the Committee reviewed the incentive compensation we provide to our named executives, including evaluating the mix of programs and performance criteria, the Committee's ability to exercise discretion over certain components of compensation and our risk management practices generally. Based on this review, the Committee believes that our executive compensation programs are designed to appropriately align compensation with our business strategy and not to encourage behaviors that could create material adverse risks to our business.

  Peer Group Comparisons

        In making compensation decisions, the Committee looks at the practices of our Compensation Peer Group. While it is the Committee's intent to keep the Compensation Peer Group the same each year, the Committee annually reviews the composition of the Compensation Peer Group and makes refinements if necessary based on the criteria established by the Committee.

        Since 2009, the Committee has applied a consistent set of criteria and process for selection of the Compensation Peer Group. Potential peer companies were identified by applying the following objective selection criteria:

  •
  Standard & Poor's Global Industry Classification Standard (GICS) codes for the company, our direct competitors and key customers (2010—capital goods, 101010—energy equipment and services, and 101020—oil, gas and consumable fuels);

  •
  Companies commonly identified as peers of direct engineering and construction peers (based on disclosures in their most recent proxy statements);

  •
  Companies with generally comparable pay models; and

  •
  Companies with generally comparable revenues, number of employees and market capitalization value (with a guideline ranging from 0.25x to 4.0x on all three measures, subject to exception for direct competitors and other engineering and construction peers).

        As part of its compensation review for 2014, the Committee reviewed the Compensation Peer Group and determined that the peer group selection criteria should remain unchanged. Using those selection criteria, the Committee determined that three companies should be removed and none added. The companies comprising Fluor's Compensation Peer Group for purposes of establishing 2014 compensation were:

• AECOM Technology Corporation*	• Ingersoll-Rand Company Limited
• Chicago Bridge & Iron Company*	• Jacobs Engineering Group Inc.*
• Cummins Inc.	• KBR, Inc.*
• Danaher Corporation†	• L-3 Communications Corporation
• Deere & Company	• Lockheed Martin Corporation
• Dover Corporation	• Northrop Grumman Corporation
• Eaton Corporation	• PACCAR Inc.
• Emerson Electric Co.	• Parker-Hannifin Corporation
• Foster Wheeler AG*†	• Quanta Services, Inc.*
• General Dynamics Corporation	• Raytheon Company
• Halliburton Company	• Tyco International Ltd.
• Hess Corporation	• URS Corporation*†
• Illinois Tool Works Inc.	• W.W. Grainger, Inc.

*
Direct competitors and other engineering and construction peers.

†
Foster Wheeler AG and Danaher Corporation have since dropped below the prescribed size range and have been removed from the group for purposes of determining 2015 compensation. In addition, URS Corporation has been acquired by AECOM Technology Corporation and will be removed from the group for purposes of determining 2016 compensation.

        The Committee reviews benchmarking comparisons for each named executive based on a job title comparison among the Compensation Peer Group. All job titles that appear to contain similar responsibilities are included in the benchmarking comparisons for each of the named executives.

        The Committee sets target compensation levels for the named executives as follows:

  •
  Base salary compensation is targeted at the 50th percentile for similar job titles, experience and tenure of executives within the Compensation Peer Group. The Committee believes targeting compensation at this level helps the company attract and retain executives. However, from time to time, the Committee may approve compensation at levels outside the 50th percentile depending on a number of factors, including the named executive's experience, skill sets, industry knowledge and other similar attributes.

  •
  Base salary plus annual incentive (i.e., cash) compensation is similarly targeted at the 50th percentile of the Compensation Peer Group for attainment of target-level company and individual performance objectives applicable to annual incentive awards. Annual incentive payments may be made above the 50th percentile if above-target company and individual performance is attained. If company and individual objectives are not met, annual incentive compensation may be below the 50th percentile or not paid at all.

  •
  Total direct compensation, or base salary plus annual and long-term incentive grants, is also targeted at the 50th percentile of the Compensation Peer Group for attainment of target-level company performance. Achievement of superior company performance and continued stock price appreciation will result in growth of actual total direct compensation over time. Below-target company performance and diminishing stock price appreciation will decrease actual total direct compensation.

        A significant portion of total direct compensation is allocated to annual and long-term incentives in accordance with the company's compensation philosophy. The Committee reviews the Compensation Peer Group data each year to determine the appropriate level and mix of incentive compensation including cash-based and equity-based incentives. For 2014, the target allocation between base salary and all other types of incentive compensation as a percentage of the total compensation for the Chief Executive Officer was approximately 11% in base salary and 89% in target annual incentive compensation and long-term incentive award value. The target allocation mix for all other named executives was approximately 18% to 23% in base salary and 77% to 82% in target annual incentive compensation and long-term incentive award value. The differences in the proportion of compensation that is at-risk among the named executives reflects the Committee's policy of providing greater at-risk compensation for executives with the highest amount of responsibility and ability to impact the company results.

        In 2014, Mr. Seaton participated in the same compensation programs with similar metrics as other named executives. His compensation is higher than other named executives to reflect his additional responsibilities as Chief Executive Officer and the target compensation of chief executive officers of our Compensation Peer Group, therefore yielding higher payment opportunities. His 2014 target total direct compensation was $11,426,000, which is slightly higher than the median compensation of $10,972,000 of other chief executive officers in our Compensation Peer Group. The table below illustrates how the components of Mr. Seaton's annualized pay are positioned relative to our

Compensation Peer Group for other chief executive officers (as of our latest compensation review in July 2014):

	David T. Seaton	Peer Group Median
Base Salary	$1,235,000	$1,281,000
Bonus Target	145%	140%
Total Cash Compensation (Base + Bonus) at Target	$3,026,000	$3,130,000
Long-Term Incentive Value at Target	$8,401,000	$8,078,000

  Role of Company Management in Compensation Decisions

        Before the Committee makes decisions on base salary and annual and long-term incentives, the Chief Executive Officer reviews compensation for the other named executives and makes recommendations to the Committee based on their individual and group performance. At the beginning of the year, he proposes to the Committee base salary adjustments for the current year, annual incentive award payments for the previous year and current-year long-term incentive grants for each of the other named executives. The Committee reviews and approves the compensation actually paid to the named executives after consideration of the recommendations made by the Chief Executive Officer. The Committee may exercise discretion to modify named executives' compensation from that recommended by the Chief Executive Officer, but did not exercise that discretion for the named executives with respect to 2014 compensation.

Other Aspects of Our Executive Compensation Programs

  2014 "Say on Pay" Advisory Vote on Executive Compensation

        We hold an annual "say on pay" advisory vote to approve our executive compensation. At our 2014 Annual Meeting of Stockholders, stockholders approved the compensation of our named executives, with approximately 96% of the votes cast for approval of the company's executive compensation. The Committee evaluated the results of the 2014 advisory vote at its August meeting and then again in February 2015 when determining executive compensation. The Committee also considered many other factors in evaluating our executive compensation program, including the Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our program by our compensation consultant, including with respect to "best practices," and a review of data of our Compensation Peer Group. Taking all of this information into account, the Committee did not make any changes to our executive compensation program and policies as a result of the 2014 "say on pay" advisory vote. However, in response to an evaluation of market practices, the Committee approved for 2015 changes to the VDI program and the annual incentive program as discussed above.

  Clawback Policy

        Pursuant to the company's clawback policy, if the Board determines that any key executive or employee, including any named executive, has engaged in fraud or willful misconduct that caused or otherwise contributed to a need for a material restatement of the company's financial results, the Board will review all performance-based compensation earned by that employee during the fiscal periods materially affected by the restatement. If the Board determines that any performance-based compensation would have been lower if it had been based on the restated results, the Board will, to the extent permitted by applicable law, seek recoupment of performance-based compensation as it deems appropriate. To date, the Board has not encountered a situation where a review of compensation pursuant to the policy was necessary.

  Stock Ownership Guidelines

        Executive officers are encouraged to hold Fluor common stock to align their financial interests with those of the stockholders. The company has established ownership guidelines for named executives as follows:

Role	Value of Shares or Share Units to be Owned
Chief Executive Officer	6 times base salary
Chief Operating Officer, Chief Financial Officer and Chief Legal Officer	3.5 times base salary
Executive Vice President, Business Development & Strategy	2 times base salary

        A named executive is required to settle VDI awards in stock and to retain all company common stock, including 100% of the net shares acquired from the exercise of stock options or the vesting of restricted stock units, to the extent he has not satisfied the guidelines. Unvested restricted stock units and unvested performance units awarded in 2014 and earlier are considered as owned by the named executive in determining whether the named executive has met his ownership guidelines. As of the date of this report, all named executives were in compliance with these stock ownership guidelines.

  Restrictions on Certain Trading Activities

        Our insider trading policy for executive officers and non-management directors prohibits transactions involving short term or speculative trading in, or any hedging or monetization transactions involving, company securities. In addition, our policy prohibits pledging company securities or holding company securities in a margin account.

  Tax Implications

        The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the "IRC"), which generally prohibits the company from deducting compensation in excess of $1,000,000 that is paid to named executives other than the Chief Financial Officer. In February of each year, the Committee sets and approves performance hurdles designed to allow named executives' long-term incentive awards to potentially qualify as "performance based compensation" as defined under Section 162(m) of the IRC. Stock option proceeds are intended to be deductible under the provisions of the stock plans and the structure of the related grant agreements. Historically, we have claimed a deduction for a significant percentage of our covered executives' taxable income. However, because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters, it is possible that our deductions may be challenged or disallowed. Accordingly, there is no certainty that elements of compensation discussed in this proxy statement will in fact be deductible by the company. In addition, the Committee retains discretion to approve compensation that is not intended to be deductible under Section 162(m) of the IRC if it determines that circumstances warrant such compensation.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

        Management of the company has prepared the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K, and the Organization and Compensation Committee has reviewed and discussed it with management. Based on this review and discussion, the Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for the company's 2015 Annual Meeting of Stockholders.

The Organization and Compensation Committee
Peter J. Fluor, Chairman Peter K. Barker James T. Hackett Dean R. O'Hare Joseph W. Prueher Matthew K. Rose

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the named executives in 2014. The 2014 named executives are the principal executive officer, the principal financial officer and the three other highest paid executives.

(a)	(b)	(c)	(d)		(e)		(f)	(g)	(h)	(i)	(j)

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in PensionValue and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)

David T. Seaton	2014	$1,228,310	—		$5,628,271		$2,772,039	$2,100,000	$44,092	$238,781	$12,011,493

Chairman and	2013	$1,185,611	$1,162,283	(9)	$5,467,084		$2,733,099	$1,750,000	—	$243,221	$12,541,298

Chief Executive Officer	2012	$1,105,798	—		$4,735,813		$2,364,343	$936,000	$20,673	$183,562	$9,346,189

Biggs C. Porter	2014	$812,240	—		$1,340,212		$660,062	$784,600	—	$106,401	$3,703,515

Executive Vice President &	2013	$788,597	—		$1,466,873		$733,294	$728,100	—	$84,264	$3,801,128

Chief Financial Officer	2012	$533,088	—		$4,934,243	(10)	$666,001	$451,700	—	$37,125	$6,622,157

Peter Oosterveer	2014	$650,798	—		$1,608,111		$792,061	$763,200	$226,725	$102,237	$4,143,132

Chief Operating Officer	2013	$561,368	—		$900,120		$449,970	$586,300	$74,374	$74,831	$2,646,963

	2012	$511,169	$200,000	(11)	$733,813		$366,338	$388,300	$402,036	$47,728	$2,649,384

Carlos M. Hernandez	2014	$607,084	—		$1,340,212		$660,062	$613,500	$6,347	$109,373	$3,336,578

Executive Vice President &	2013	$582,632	—		$1,000,099		$499,990	$559,800	—	$102,811	$2,745,332

Chief Legal Officer	2012	$552,367	—		$933,938		$466,259	$299,900	$3,267	$76,243	$2,331,974

David R. Dunning	2014	$512,141	—		$971,741		$478,512	$512,300	$26,838	$105,075	$2,606,607

Executive Vice President,	2013	$490,399	—		$1,333,364	(12)	$416,641	$505,800	$2,179	$93,003	$2,841,386

Business Development & Strategy	2012	—	—		—		—	—	—	—	—

(1)
The amounts in column (c) include base salary and any time off with pay utilized during the year.

(2)
The amounts in column (d) are non-plan arrangements as described in footnotes 9 and 11 and the New Hire and Retention Agreements discussion on page 47. Annual incentive payments appear in column (g).

(3)
The amounts in column (e) represent the aggregate grant date fair value of the restricted stock units (RSUs) and the long-term Value Driver Incentive (VDI) awards granted in each year. The fair value of the RSUs is based on the fair market value on the date of grant, calculated as the closing price of the company's common stock on the New York Stock Exchange on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). The VDI awards were converted from a dollar grant value and are tracked as performance units starting on the date of grant based on the closing price of the company's common stock on that day. The value of the 2014 VDI awards, assuming the highest level of performance is achieved, is two times the grant value, or: $5,712,134 for Mr. Seaton; $1,360,010 for Mr. Porter; $1,632,106 for Mr. Oosterveer; $1,360,010 for Mr. Hernandez; and $986,074 for Mr. Dunning.

The chart below details the fair value of each type of award granted in 2014:

	David T. Seaton	Biggs C. Porter	Peter Oosterveer	Carlos M. Hernandez	David R. Dunning

RSUs	$2,772,204	$660,207	$792,058	$660,207	$478,704

VDI	$2,856,067	$680,005	$816,053	$680,005	$493,037

TOTAL	$5,628,271	$1,340,212	$1,608,111	$1,340,212	$971,741

(4)
The amounts in column (f) represent the aggregate grant date fair value of options granted in each year. The fair value of these awards is based on the Black-Scholes option pricing model on the date of grant in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the "Stock-Based Plans" footnote to the company's audited financial statements for the fiscal years ended December 31, 2014, 2013 and 2012, included in the company's Annual Reports on Form 10-K filed with the Securities and Exchange Commission on February 18, 2015, February 18, 2014 and February 20, 2013, respectively.

(5)
The amounts in column (g) represent amounts earned as annual incentive in each year.

(6)
The amounts in column (h) represent the actuarial increase in the present value of the named executive's benefits under the company's pension plan. The increase was calculated using the interest rate, discount rate and form of payment assumptions consistent with those used in the company's audited financial statements. The calculation assumes benefit commencement is at normal retirement age (age 65), and was computed without respect to pre-retirement death, termination or disability. Effective December 31, 2011, no further company contributions were credited to any of the named executives' pension plan accounts. On October 29, 2014, the company's Board of Directors approved an amendment to terminate the U.S. pension plan effective December 31, 2014. The increase in pension values from 2013 to 2014 is due to assumption changes intended to approximate the value of benefits that will be distributed in conjunction with the termination of the plan. Earnings on deferred compensation are not reflected in this column because the company does not provide above-market or guaranteed returns on nonqualified deferred compensation.

(7)
The amounts in column (i) are detailed in a separate All Other Compensation table below.

(8)
The amounts in column (j) represent the total of columns (c) through (i).

(9)
This amount represents the vesting of a deferred cash retention award granted to Mr. Seaton as described in the New Hire and Retention Agreements discussion on page 47.

(10)
This amount includes a $3,600,000 hiring bonus that was included in Mr. Porter's employment offer as described in the New Hire and Retention Agreements discussion on page 47.

(11)
This amount represents the vesting of the final installment of a cash retention granted to Mr. Oosterveer in 2009, which vested on March 30, 2012.

(12)
This amount includes $499,979 of a retention award granted to Mr. Dunning as described in the New Hire and Retention Agreements discussion on page 47.

 ALL OTHER COMPENSATION

        The following table and related footnotes describe each component of the All Other Compensation column (i) of the Summary Compensation Table for 2014.

(a)	(b)	(c)	(d)	(e)	(f)

Name	Company Contributions to Qualified and Nonqualified Defined Contribution Plans ($)(1)	Tax Gross-ups ($)(2)	Perquisite Allowances ($)(3)	Other Perquisites ($)(4)	Total All Other Compensation ($)(5)

David T. Seaton	$132,552	$11,893	$71,100	$23,236	$238,781

Biggs C. Porter	$53,275	$0	$49,500	$3,626	$106,401

Peter Oosterveer	$24,117	$6,108	$46,650	$25,362	$102,237

Carlos M. Hernandez	$53,659	$2,105	$46,650	$6,959	$109,373

David R. Dunning	$47,059	$9,709	$32,400	$15,907	$105,075

(1)
The amounts in column (b) represent amounts deposited by the company into each named executive's account in the 401(k) plan, pursuant to the company's 5% match, and amounts contributed by the company into each named executive's account in the non-qualified deferred compensation plan for matching or discretionary contributions that would have been credited to each named executive's account in the 401(k) plan for the portion of base salary or contributions in excess of IRC limitations.

(2)
The amounts in column (c) represent the tax gross-up provided for business-related spousal travel and business-related spousal air charter usage.

(3)
The amounts in column (d) represent the aggregate perquisite allowance paid monthly as a substitute for the company reimbursing or paying for perquisites such as an automobile allowance, tax and financial planning, and company-owned country club membership dues. Not more than $25,000 of the allowance was used by any named executive for any single type of perquisite.

(4)
The amounts in column (e) represent the incremental cost for business-related spousal travel and business-related spousal air charter usage, the cost of business-related physical examinations, the cost of personal use of non-primary country clubs and, for Mr. Oosterveer, the value of a relocation allowance and costs associated with the sale of a home that were paid by the Company, each of which was less than $25,000.

(5)
The amounts in column (f) represent the totals of columns (b) through (e).

GRANTS OF PLAN-BASED AWARDS IN 2014

        The table below provides information about equity and non-equity awards granted to the named executives in 2014.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)

				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)

Name	Type of Award(1)	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards Per Share ($/sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)

David T. Seaton	RSU	2/21/2014	2/6/2014	—	—	—	—	—	—	35,007	—	—	$2,772,204	(7)
	SO	2/21/2014	2/6/2014	—	—	—	—	—	—	—	120,333	$79.19	$2,772,039	(8)
	VDI	2/21/2014	2/6/2014	0	36,066	72,132	—	—	—	—	—	—	$2,856,067	(9)
	AI	N/A	N/A	—	—	—	$0	$1,791,000	$3,582,000	—	—	—	—

Biggs C. Porter	RSU	2/21/2014	2/5/2014	—	—	—	—	—	—	8,337	—	—	$660,207	(7)
	SO	2/21/2014	2/5/2014	—	—	—	—	—	—	—	28,653	$79.19	$660,062	(8)
	VDI	2/21/2014	2/5/2014	0	8,587	17,174	—	—	—	—	—	—	$680,005	(9)
	AI	N/A	N/A	—	—	—	$0	$694,300	$1,388,600	—	—	—	—

Peter Oosterveer	RSU	2/21/2014	2/5/2014	—	—	—	—	—	—	10,002	—	—	$792,058	(7)
	SO	2/21/2014	2/5/2014	—	—	—	—	—	—	—	34,383	$79.19	$792,061	(8)
	VDI	2/21/2014	2/5/2014	0	10,305	20,610	—	—	—	—	—	—	$816,053	(9)
	AI	N/A	N/A	—	—	—	$0	$569,500	$1,139,000	—	—	—	—

Carlos M. Hernandez	RSU	2/21/2014	2/5/2014	—	—	—	—	—	—	8,337	—	—	$660,207	(7)
	SO	2/21/2014	2/5/2014	—	—	—	—	—	—	—	28,653	$79.19	$660,062	(8)
	VDI	2/21/2014	2/5/2014	0	8,587	17,174	—	—	—	—	—	—	$680,005	(9)
	AI	N/A	N/A	—	—	—	$0	$519,900	$1,039,800	—	—	—	—

David R. Dunning	RSU	2/21/2014	2/5/2014	—	—	—	—	—	—	6,045	—	—	$478,704	(7)
	SO	2/21/2014	2/5/2014	—	—	—	—	—	—	—	20,772	$79.19	$478,512	(8)
	VDI	2/21/2014	2/5/2014	0	6,226	12,452	—	—	—	—	—	—	$493,037	(9)
	AI	N/A	N/A	—	—	—	$0	$437,800	$875,600	—	—	—	—

(1)
The types of awards that were granted in 2014 are as follows: Restricted Stock Units (RSU), Stock Options (SO), Value Driver Incentive (VDI) and Annual Incentive (AI).

(2)
Columns (e), (f) and (g) show the potential number of units for each named executive of his 2014 VDI award if the threshold, target and maximum performance goals are satisfied. All potential payouts are performance-driven, and therefore completely at risk. The performance goals are described in the Compensation Discussion and Analysis on page 33. The performance units vest in full on February 6, 2017.

(3)
Columns (h), (i) and (j) show the potential value of the payout for each named executive of his 2014 annual incentive award if the threshold, target and maximum performance goals are satisfied. All potential payouts are performance-driven, and therefore completely at risk. The performance goals are described in the Compensation Discussion and Analysis on pages 28-29.

(4)
The amounts in column (k) represent the number of restricted stock units granted on February 21, 2014 as part of the 2014 long-term incentive awards. These restricted stock units vest in equal thirds over three years from the date of grant.

(5)
The amounts in column (l) represent the number of nonqualified stock options granted on February 21, 2014 as part of the 2014 long-term incentive awards. The options vest in equal thirds over three years from the date of grant.

(6)
The amounts in column (m) represent the exercise price of the nonqualified stock options, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

(7)
This amount represents the fair value of the restricted stock units granted on February 21, 2014 as part of the 2014 long-term incentive awards. The value is computed in accordance with ASC 718,

  using the grant price of $79.19 per share, which was the closing price of the company's common stock on the New York Stock Exchange on the date of grant.

(8)
This amount represents the grant date fair value of the nonqualified stock options granted on February 21, 2014 as part of the 2014 long-term incentive awards. The value is computed in accordance with ASC 718, using a Black-Scholes option pricing model value of $23.0364 per option.

(9)
This amount represents the grant date fair value of the target number of 2014 VDI performance units granted on February 21, 2014 as part of the 2014 long-term incentive awards, using the grant price of $79.19 per unit, which was the closing price of the company's common stock on the New York Stock Exchange on the date of the grant.

 NEW HIRE AND RETENTION AGREEMENTS

        In January 2008, the company entered into a retention agreement with Mr. Seaton to ensure that his services would be retained for continued growth of the company and as part of the succession planning process. Pursuant to the terms and conditions of the retention agreement, which included a requirement of continuous employment with the company, he received awards consisting of two components. First, upon continued employment at each vesting date, the 32,928 restricted stock units granted under the retention agreement vested in equal thirds on January 31, 2011, January 31, 2012 and January 31, 2013. Second, on January 31, 2008, Mr. Seaton received a sum of $1,000,000 credited to his special deferred compensation program account that vested, together with the accrued gains, on March 31, 2013.

        In March 2012, the company entered into an employment letter with Mr. Porter, in which he was granted a hiring bonus in order to cover the loss of unvested compensation he was forfeiting with his prior employer. The award was granted in the amount of $3,600,000 with a vesting schedule over three years to incentivize him to remain employed by the company. One-third of the award vested on April 9, 2013, one-third vested on April 9, 2014 and the remainder will vest on April 9, 2015.

        In September 2013, the company entered into a retention agreement with Mr. Dunning to ensure his continued service. The award consists of RSUs with a grant date value of $499,979 and a deferred cash award of $750,000, all of which will vest in full on June 1, 2015 if he remains employed by the company through that date.

        In December 2009, the company entered into a retention agreement with Mr. Oosterveer to ensure his continued service. Mr. Oosterveer satisfied the terms and conditions of the retention agreement which included, without limitation, continous employment with the company at each vesting date, and he received a cash payment of $600,000, which vested in equal thirds (or $200,000 each) on each of March 30, 2010, March 30, 2011 and March 30, 2012.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

        The following table provides information on the holdings of stock options and restricted stock shares and units by the named executives as of December 31, 2014.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

	Option Awards(1)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

David T. Seaton	29,363	0	$70.76	02/28/2011	02/28/2021	236,334	$14,328,930
	0	39,492	$62.50	02/27/2012	02/27/2022
	0	105,784	$61.45	02/25/2013	02/25/2023
	0	120,333	$79.19	02/21/2014	02/21/2024

Biggs C. Porter	24,594	12,297	$56.54	05/03/2012	05/03/2022	82,112	$4,978,451
	14,191	28,382	$61.45	02/25/2013	02/25/2023
	0	28,653	$79.19	02/21/2014	02/21/2024

Peter Oosterveer	4,505	0	$70.76	02/28/2011	02/28/2021	51,740	$3,136,996
	6,119	6,119	$62.50	02/27/2012	02/27/2022
	8,708	17,416	$61.45	02/25/2013	02/25/2023
	0	34,383	$79.19	02/21/2014	02/21/2024

Carlos M. Hernandez	13,608	0	$68.36	03/04/2008	03/04/2018	49,585	$3,006,339
	17,067	0	$70.76	02/28/2011	02/28/2021
	15,576	7,788	$62.50	02/27/2012	02/27/2022
	9,676	19,352	$61.45	02/25/2013	02/25/2023
	0	28,653	$79.19	02/21/2014	02/21/2024

David R. Dunning	2,268	0	$68.36	03/04/2008	03/04/2018	44,448	$2,694,882
	11,379	0	$70.76	02/28/2011	02/28/2021
	10,012	5,006	$62.50	02/27/2012	02/27/2022
	8,063	16,126	$61.45	02/25/2013	02/25/2023
	0	20,772	$79.19	02/21/2014	02/21/2024

(1)
All options expire ten years from the grant date and vest one-third per year for 3 years on March 6th of each year.

(2)
The amounts in column (g) include restricted stock, restricted stock units and performance units. The vesting dates for the restricted stock and restricted stock units other than with respect to the hiring bonus for Mr. Porter and retention award for Mr. Dunning described in the New Hire and Retention Agreements discussion on page 47 are as follows:

Award Year	Type of Award	Vesting Period	Vesting Date

2005	RSS	100% after 10 years	February 5, 2015

2008 and later	RSU	One-third per year for 3 years	March 6

Beginning in 2008, restricted stock units were granted instead of restricted stock. Upon vesting, named executives will receive a cash payment equal to the amount of dividends that would have otherwise been paid from the date of grant on an equivalent number of shares.

The vesting dates for the performance units are as follows:

Award Year	Vesting Period	Vesting Date

2012	50% 1 year from grant and 50% 3 years from grant date	February 28

2013	100% approximately 3 years from grant date	February 5

2014	100% approximately 3 years from grant date	February 6

(3)
The following table provides the number of unvested restricted stock shares or units by vesting date for each named executive as of December 31, 2014.

Vesting Date	David T. Seaton	Biggs C. Porter	Peter Oosterveer	Carlos M. Hernandez	David R. Dunning

February 5, 2015	762		374		374

March 6, 2015	39,105	6,757	7,729	7,978	5,874

April 9, 2015		20,395

May 7, 2015		3,927

June 1, 2015					7,037

March 6, 2016	26,495	6,757	5,775	5,491	4,275

March 6, 2017	11,669	2,779	3,334	2,779	2,015

Total	78,031	40,615	17,212	16,248	19,575

The following table includes the unvested performance units granted under the 2012, 2013 and 2014 VDI programs. These units have been adjusted for actual performance at the end of the performance period (December 31, 2012, December 31, 2013 and December 31, 2014, respectively).

	Unvested Performance Units

	2012 VDI	2013 VDI	2014 VDI	Total

David T. Seaton	27,889	58,282	72,132	158,303

Biggs C. Porter	8,685	15,638	17,174	41,497

Peter Oosterveer	4,322	9,596	20,610	34,528

Carlos M. Hernandez	5,500	10,663	17,174	33,337

David R. Dunning	3,536	8,885	12,452	24,873

(4)
The market value in the Market Value of Shares or Units of Stock That Have Not Vested column (h) is determined by multiplying the number of shares by the closing price ($60.63) of the company's common stock on the New York Stock Exchange on December 31, 2014, the last trading day of the fiscal year.

 OPTION EXERCISES AND STOCK VESTED IN 2014

        The following table provides information on the option exercises by, and restricted stock shares, restricted stock units and VDI award vestings for, the named executives in 2014.

(a)	(b)	(c)	(d)	(e)

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

David T. Seaton	92,384	$1,131,256	67,884	$5,361,357

Biggs C. Porter	0	$0	28,300	$2,192,924

Peter Oosterveer	0	$0	10,817	$853,289

Carlos M. Hernandez	13,797	$541,532	12,691	$1,003,173

David R. Dunning	0	$0	9,344	$736,976

        A portion of the shares reported under Number of Shares Acquired on Exercise and Number of Shares Acquired on Vesting are withheld or sold on behalf of the named executive upon exercise or vesting to satisfy exercise costs and tax withholding obligations, and are included in the Value Realized on Exercise and Value Realized on Vesting columns.

 PENSION BENEFITS

        The company provides a pension plan, which is a cash balance qualified defined benefit plan, generally available to most U.S. salaried employees employed prior to December 31, 2009, including all named executives (other than Mr. Porter who is not a participant in the plan because he was not employed prior to December 31, 2009). On September 2, 2011, the Board of Directors approved an amendment to the plan to freeze the accrual of future company contributions to eligible participants effective as of December 31, 2011. Interest credits on accumulated benefits as of December 31, 2011 continued to accrue in accordance with the terms of the plan. On October 29, 2014, the Board of Directors approved an amendment to terminate the U.S. plan effective December 31, 2014. The settlement of the plan is expected to occur in late 2015, subject to regulatory approval. The company's ultimate settlement obligation will depend upon the nature and timing of participant settlements.

        In addition to the U.S. pension plan described above, Mr. Oosterveer, who transferred to the United States in 2009, holds an accumulated benefit in a defined benefit plan for employees in the Netherlands. Payments from this plan begin upon retirement and reaching age 65. The plan additionally offers accrual of a "Partner Pension," which pays to the participant's partner 70% of the participant's accrued benefit upon death of the participant during active service. The present value of this plan as of December 31, 2014, as detailed in the chart below, was $1,293,225, calculated using a discount rate of 2.20%. Upon transfer to the United States, this plan was frozen for Mr. Oosterveer, and he is no longer accruing benefits under this plan. Mr. Oosterveer has been eligible for, and accruing benefits under, the U.S. pension plan, as in effect since his transfer to the United States in 2009.

        The amounts in the Present Value of Accumulated Benefit column (d) represent the present value of accumulated benefits as of the fiscal year ended December 31, 2014, which were calculated for the U.S. Pension Plan using assumptions intended to approximate the value of benefits that will be distributed in conjunction with the termination of the plan. The Number of Years of Credited Service in column (c) represents the years of service at the time the plan was frozen on December 31, 2011. The actuarial values were calculated using a discount rate of 1.95%, a future annual interest credit rate of 3.00%, assumed benefit commencement age of 65 and a lump sum form of payment.

(a)	(b)	(c)	(d)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

David T. Seaton	U.S. Pension Plan	26	$162,310

Biggs C. Porter	U.S. Pension Plan	0	$0

Peter Oosterveer	U.S. Pension Plan	22	$24,321
	Netherlands Pension Plan	20	$1,293,225

Carlos M. Hernandez	U.S. Pension Plan	4	$36,859

David R. Dunning	U.S. Pension Plan	34	$203,309

        No amounts were credited to the pension plan accounts of any of the named executives until after the pension plan became effective on January 1, 1999. Effective December 31, 2011, no further company contributions were credited to any of the named executives' pension plan accounts.

        The normal form of payment from the pension plan is a 50% Joint & Survivor Annuity for married participants and a Single Life Annuity for unmarried participants. A lump sum payment option is also available. Payments are permitted upon retirement at age 65 or upon retirement with the service and age combination as defined in the chart below. Messrs. Oosterveer, Hernandez and Dunning are eligible for early retirement.

Age	Years of Accumulated Service Immediately Preceding Retirement

60 - 64	5

59	8

58	11

57	13

56	14

55	15

Any Age	30

 NONQUALIFIED DEFERRED COMPENSATION

        All U.S. executives, including named executives, are eligible to defer compensation into the Executive Deferred Compensation Program ("EDCP"), which has a number of components. Executives may defer up to 100% of base salary, annual incentive awards and VDI payments elected to be paid in cash. The EDCP also allows executives to contribute between 1% and 20% of base salary to the Excess 401(k) portion of the plan, which allows contributions in excess of the IRC limit for qualified retirement plans (which was $260,000 in 2014).

        In addition, the company contributes to the Excess 401(k) portion of the plan any amounts that would have been contributed by the company to the 401(k) plan as matching or discretionary retirement contributions that are in excess of the IRC compensation limit on contributions or were lessened by an election to defer base salary. In 2014, the company matched the first 5% of salary deferred to the 401(k) Plan or Excess 401(k) Plan and made a discretionary contribution of 4% to 7% of base salary depending on years of service. Most U.S. salaried employees were eligible for the 5% match and most received the 4% to 7% discretionary retirement contribution in 2014. Annual enrollment for the EDCP is in November, and elections are made with respect to compensation to be earned in the following year.

        The table below shows the deemed investment choices available to the executives in the EDCP and their annual rate of return for the calendar year ended December 31, 2014, as reported by the administrator of the EDCP. The company does not guarantee the rates of return. The executives are provided the opportunity to make changes to their deemed investments on a daily basis.

Fund	Rate of Return	Fund	Rate of Return

Advisor Managed Portfolio—Conservative Allocation	4.10%	Hartford Capital Appreciation HLS—IA Shares	7.31%

Advisor Managed Portfolio—Moderate Allocation	4.25%	Vanguard 500 Index—Admiral Shares	13.64%

Advisor Managed Portfolio—Moderate Growth Allocation	4.04%	Vanguard PRIMECAP—Admiral Shares	18.83%

Advisor Managed Portfolio—Growth Allocation	4.10%	Hartford Mid-Cap Value HLS—IA Shares	8.22%

Advisor Managed Portfolio—Aggressive Allocation	4.04%	Vanguard Mid-Cap Index—Investor Shares	13.60%

Fidelity Spartan Money Market	0.01%	JPMorgan U.S. Small Company—Select Shares	8.48%

Federated U.S. Treasury Cash Reserves—Instl Service Shares	0.00%	Northern Small Cap Index	4.69%

PIMCO Real Return—Institutional Class	3.42%	MFS New Discovery—I Shares	(7.30%)

Hartford Total Return Bond HLS—IA Shares	5.89%	American Funds New Perspective—Class A	3.23%

MFS High Income—A Shares	2.35%	Vanguard International Growth—Admiral Shares	(5.51%)

Vanguard Wellington—Admiral Shares	9.90%	Delaware Emerging Markets—Instl Shares	(8.18%)

Hartford Value HLS—IA Shares	11.37%	Vanguard REIT Index—Admiral Shares	30.32%

        For amounts deferred on or after January 1, 2005, distribution elections are made in conjunction with the plan year deferral elections. Distributions can be elected as a lump sum payment or in up to ten annual installments. Distribution payments are made in the month following retirement or termination, with the exception of officers of the company, for whom no distributions will be made prior to six months after retirement or termination. In addition, executives can elect to receive a scheduled in-service distribution as a lump sum or in up to ten annual installments, with the payments commencing no sooner than one year following the end of the plan year of the deferral.

        Distributions related to amounts deferred prior to January 1, 2005 are made at the time of retirement or termination and can be elected as a lump sum payment or in up to twenty annual installments. Executives can elect to have their distributions commence either in the year of their retirement or termination or the January following their retirement or termination.

        The table below shows executive and company contributions made to the EDCP for each named executive as well as the aggregate earnings and aggregate balance for amounts deferred under the EDCP.

(a)	(b)	(c)	(d)	(e)		(f)

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at December 31, 2014 ($)(4)

David T. Seaton	$149,630	$102,233	$194,145	$0		$3,382,381

Biggs C. Porter	$29,845	$29,975	$7,103	$0		$122,132

Peter Oosterveer	$0	$0	$0	$0		$1,296

Carlos M. Hernandez	$91,063	$29,986	$106,914	$0		$2,844,124

David R. Dunning	$0	$15,822	$175,884	$39,700	(5)	$2,040,197

(1)
The amounts in column (b) represent contributions by each named executive in 2014. Contributions were made as follows to the Excess 401(k) portion of the EDCP and are included in the Summary Compensation Table on page 42 in the Salary column (c) for 2014: Mr. Seaton, $149,630; Mr. Porter, $29,845; and Mr. Hernandez, $91,063.

(2)
The amounts in column (c) represent contributions by the company in 2014 for the named executives and include matching and discretionary contributions into the Excess 401(k) portion of the plan for the portion of base salary that was in excess of the IRC compensation limit on contributions. All amounts in column (c) are reported in the All Other Compensation column (i) of the Summary Compensation Table on page 42 and in the Company Contributions to Qualified and Nonqualified Defined Contribution Plans column (b) of the All Other Compensation table on page 44.

(3)
None of the deemed investment earnings on vested or unvested deferred compensation, represented in column (d), are reflected in the Summary Compensation Table because the company does not provide above market or guaranteed returns on nonqualified deferred compensation.

(4)
The amounts in column (f) represent the fully vested EDCP balance as of December 31, 2014 for Messrs. Seaton, Porter, Oosterveer and Hernandez and include amounts deferred in previous years. For Mr. Dunning, the amount in column (f) represents $889,079 that is unvested and $1,151,118 that is fully vested and includes amounts deferred in previous years. These amounts include contributions reported in the summary compensation tables from 2012 and 2013 as follows: Mr. Seaton, $294,094; Mr. Porter, $28,976; and Mr. Hernandez, $170,250.

(5)
This amount represents a scheduled in-service distribution made to Mr. Dunning per his election.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The tables below reflect the amount of compensation that would become payable to each of the named executives under existing plans and arrangements if the named executive's employment had terminated on December 31, 2014, given their compensation and service levels as of such date and, if applicable, based on the company's closing stock price on that date. These benefits are in addition to amounts previously earned and to which they are entitled, regardless of the occurrence of any termination of employment, including then-exercisable stock options and vested amounts contributed or credited under the Executive Deferred Compensation Program, as well as benefits generally available to all salaried employees, such as amounts accrued and vested through the company's retirement plans and payout of any accrued time off with pay (collectively, the "Pre-Termination Benefits"). Named executives are entitled to receive the Pre-Termination Benefits regardless of the manner in which their employment is terminated. As described under the scenarios set forth below, additional amounts may be received upon termination, except a termination for cause, in which case, no additional amounts would be received.

        The actual amounts that would be paid upon a named executive's termination of employment can only be determined at the time of such executive's separation from the company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the company's stock price and the executive's age. In addition, in connection with any actual termination of employment, the company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or to alter the terms of benefits described below, as the Committee determines appropriate.

Payments Made Upon Voluntary Termination/Retirement

        As of December 31, 2014, Mssrs. Oosterveer, Hernandez and Dunning are eligible for retirement as defined in the Pension Benefits table on page 52. For Mssrs. Oosterveer, Hernandez and Dunning, it is assumed that in the case of voluntary termination, they would elect retirement from the company. Named executives not eligible for retirement would receive no additional compensation upon voluntary termination, other than their Pre-Termination Benefits.

        In the event of the voluntary termination of a named executive who is eligible for retirement as defined in the Pension Benefits table on page 52, in addition to the Pre-Termination Benefits:

  •
  restrictions will lapse on unvested restricted stock shares granted prior to 2008; and

  •
  upon the named executive signing a non-competition agreement and assuming the named executive has held the award for at least one year from the date of grant, restrictions will continue to lapse on the dates set forth in the award agreements on unvested restricted stock units granted in 2012 and later, and the unvested options and VDI units granted in 2012 and later will continue to vest on the dates set forth in the agreements.

        Amounts reported in the tables below assume that the above requirements have been met.

Payments Made Upon Not for Cause Termination

        In the event of the termination without cause of a named executive, in addition to the Pre-Termination Benefits and, for retirement eligible named executives, the items identified above under the heading "Payments Made Upon Voluntary Termination/Retirement," the named executive will receive a cash severance benefit calculated as two weeks of base pay per year of service, with a minimum severance benefit of eight weeks and a maximum severance benefit of fifty-two weeks. In addition:

  •
  any outstanding retention awards or hiring bonuses will become immediately vested; and

  •
  upon Committee approval, the named executive may receive any annual incentive award earned during the fiscal year.

        Amounts reported in the tables below assume that the Committee has approved the annual incentive payment at target, although the Committee retains discretion not to do so.

Payments Made Upon a Termination in Connection with a Change in Control

        In the event of a qualifying termination of a named executive within two (2) years following a Change in Control, in addition to the Pre-Termination Benefits:

  •
  named executives will receive a lump sum cash payment equal to the sum of the named executive's highest annual base salary during the three (3) years immediately preceding termination plus target annual incentive for the year, multiplied by 3.0 in the case of Mr. Seaton and 2.0 for other named executives;

  •
  the named executives will receive the annual incentive earned during the fiscal year in which the termination occurs, prorated through the last full month worked by the named executive during the year of termination;

  •
  any equity-based compensation awards, other than performance-based equity awards, will become fully vested and exercisable or settled;

  •
  any outstanding retention awards will become immediately vested; and

  •
  any remaining unvested VDI held for more than one year will immediately vest.

        A qualifying termination, generally, is a termination of the named executive without cause or a resignation by the named executive for good reason. "Cause" means the named executive's (i) fraud, (ii) conviction of a felony, (iii) material failure or refusal to perform his job duties in accordance with company policies or (iv) a material violation of company policy that causes substantial harm to the company or its subsidiaries. "Good reason" includes a material diminution of the named executive's aggregate compensation or his authority, duties or responsibilities (including as a result of a material diminution of the budget over which he retains authority) but may also be triggered by a material breach of any agreement (including the change in control agreement) under which he provides services to the company.

        No gross up for excise taxes, if any, is payable under the change in control agreements. The company will, however, automatically reduce any payments under the agreement to the extent necessary to prevent payments being subject to the excise tax, but only if by reason of the reduction, the after-tax benefit of the reduced payments exceeds the after-tax benefit if such reduction were not made.

Payments Made Upon Death or Termination in Connection with Disability

        In the event of death of a named executive or termination of employment of a named executive as a result of total and permanent disability, the payments would be the same as the Payments Made Upon a Termination in Connection with a Change in Control, with the exception of the lump sum cash payment outlined in the first bullet above.

        The following tables show the potential payments that would be due each named executive upon a voluntary termination; a termination without cause; a termination in connection with a change in control; and death or termination in connection with disability.

David T. Seaton Not eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability

Cash Severance Benefit	$0(1)	$1,235,000(2)	$9,078,000(3)	$0(1)

Retention Award	—	—	—	—

Annual Incentive Award	$0(4)	$1,791,000(5)	$1,791,000(6)	$1,791,000(7)

Long Term Incentive Awards

Stock Options	$0(8)	$0(8)	$0(9)	$0(9)

Restricted Stock Shares/Units	$0(8)	$0(8)	$2,608,545(9)	$2,608,545(9)

Value Driver Incentive (VDI)	$0(8)	$0(8)	$5,224,548(9)	$5,224,548(9)

Total Value of Payments	$0	$3,026,000	$18,702,093	$9,624,093

Biggs C. Porter Not eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability

Cash Severance Benefit	$0(1)	$125,662(2)	$3,022,200(3)	$0(1)

Retention Award	$0	$1,236,549(10)	$1,236,549(10)	$1,236,549(10)

Annual Incentive Award	$0(4)	$694,300(5)	$694,300(6)	$694,300(7)

Long Term Incentive Awards

Stock Options	$0(8)	$0(8)	$50,295(9)	$50,295(9)

Restricted Stock Shares/Units	$0(8)	$0(8)	$720,466(9)	$720,466(9)

Value Driver Incentive (VDI)	$0(8)	$0(8)	$1,474,703(9)	$1,474,703(9)

Total Value of Payments	$0	$2,056,511	$7,198,513	$4,176,313

Peter Oosterveer Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability

Cash Severance Benefit	$0(1)	$644,231(2)	$2,479,000(3)	$0(1)

Retention Award	—	—	—	—

Annual Incentive Award	$0(4)	$569,500(5)	$569,500(6)	$569,500(7)

Long Term Incentive Awards

Stock Options	$0(8)	$0(8)	$0(9)	$0(9)

Restricted Stock Shares/Units	$437,142(8)	$437,142(8)	$437,142(9)	$437,142(9)

Value Driver Incentive (VDI)	$843,848(8)	$843,848(8)	$843,848(9)	$843,848(9)

Total Value of Payments	$1,280,990	$2,494,721	$4,329,490	$1,850,490

Carlos M. Hernandez Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability

Cash Severance Benefit	$0(1)	$164,662(2)	$2,263,000(3)	$0(1)

Retention Award	—	—	—	—

Annual Incentive Award	$0(4)	$519,900(5)	$519,900(6)	$519,900(7)

Long Term Incentive Awards

Stock Options	$0(8)	$0(8)	$0(9)	$0(9)

Restricted Stock Shares/Units	$479,644(8)	$479,644(8)	$479,644(9)	$479,644(9)

Value Driver Incentive (VDI)	$979,963(8)	$979,963(8)	$979,963(9)	$979,963(9)

Total Value of Payments	$1,459,607	$2,144,169	$4,242,507	$1,979,507

David R. Dunning Eligible for retirement	Voluntary Termination of Employment/Retirement	Not for Cause Termination of Employment	Termination of Employment in Connection with a Change in Control	Death or Termination due to Disability

Cash Severance Benefit	$0(1)	$515,000(2)	$1,905,600(3)	$0(1)

Retention Award	$0	$1,315,733(11)	$1,315,733(11)	$1,315,733(11)

Annual Incentive Award	$0(4)	$437,800(5)	$437,800(6)	$437,800(7)

Long Term Incentive Awards

Stock Options	$0(8)	$0(8)	$0(9)	$0(9)

Restricted Stock Shares/Units	$393,671(8)	$393,671(8)	$393,671(9)	$393,671(9)

Value Driver Incentive (VDI)	$753,085(8)	$753,085(8)	$753,085(9)	$753,085(9)

Total Value of Payments	$1,146,756	$3,415,289	$4,805,889	$2,900,289

(1)
Severance is not paid in the event of voluntary termination/retirement, death or disability.

(2)
The named executive is provided a cash severance benefit of two weeks of base salary per year of service upon a termination without cause. The minimum severance benefit is eight weeks and the maximum is 52 weeks of pay. The severance benefit is paid in a lump sum upon termination.

(3)
The named executive is provided a lump sum cash payment equal to the sum of the executive's highest annual base salary during the three (3) years immediately preceding termination plus target annual incentive for the year, multiplied by 3.0 in the case of Mr. Seaton and 2.0 for other named executives.

(4)
The named executive forfeits any portion of the award earned in the year of termination/retirement.

(5)
Upon Committee approval, the named executive may receive any annual incentive award earned during the fiscal year. This amount represents the 2014 annual incentive target.

(6)
The named executive will receive an annual incentive payment earned for the current year under the Amended & Restated 2008 Executive Performance Incentive Plan, prorated for whole months worked. This amount represents the 2014 annual incentive target.

(7)
Upon approval, the named executive may receive any annual incentive award earned during the fiscal year. This amount represents the 2014 annual incentive target and assumes approval.

(8)
For Mssrs. Oosterveer, Hernandez and Dunning, who are retirement eligible, this amount represents the value of unvested options, restricted shares, restricted units and VDI units on December 31, 2014 based on the closing price of the company's common stock on December 31, 2014 ($60.63) that they would have received if their voluntary retirement had occurred on December 31, 2014. The value of the awards made in 2014 is not included in this amount because the awards would have been forfeited if Mssrs. Oosterveer, Hernandez and Dunning had retired on or before December 31, 2014. The value of such awards as of December 31, 2014 is shown below:

Name	Stock Options	Restricted Stock Shares and Units	Value Driver Incentive (VDI)

Peter Oosterveer	$0	$606,421	$1,249,584

Carlos M. Hernandez	$0	$505,472	$1,041,260

David R. Dunning	$0	$366,508	$754,965

In the case of each of Mssrs. Seaton and Porter, pursuant to the terms of the applicable plan(s), they would forfeit any unvested options, shares and units because they are ineligible for retirement.

(9)
This amount represents the value of unvested options, shares, units and VDI on December 31, 2014 based on the closing price of the company's common stock on December 31, 2014 ($60.63), which become vested in the event of a qualifying termination within two (2) years following a change in control; or upon death or a termination due to total and permanent disability, as long as the award had been held for at least one year. Any remaining unvested VDI is paid out at the Committee-approved performance ratings. The value of the awards made in 2014 is not included in this amount because these awards would have been forfeited as of December 31, 2014 upon the occurrence of the events noted above. The value of such awards, as of December 31, 2014 is shown below:

Name	Stock Options	Restricted Stock Shares/Units	Value Driver Incentive (VDI)

David T. Seaton	$0	$2,122,474	$4,373,363

Biggs C. Porter	$0	$505,472	$1,041,260

Peter Oosterveer	$0	$606,421	$1,249,584

Carlos M. Hernandez	$0	$505,472	$1,041,260

David R. Dunning	$0	$366,508	$754,965

(10)
Pursuant to the terms of Mr. Porter's employment letter, restrictions lapse on unvested restricted stock units granted as a hiring bonus. As of December 31, 2014, the value of the unvested restricted stock units, based on the closing price of the company's common stock on December 31, 2014 ($60.63), was $1,269,289.

(11)
Pursuant to the terms of Mr. Dunning's retention agreement, restrictions lapse on unvested restricted stock units and any unvested deferred cash portion of the retention award along with any accrued gains or losses will vest. As of December 31, 2014, the value of the unvested restricted stock unit award, based on the closing price of the company's common stock on December 31, 2014 ($60.63), was $428,836 and the unvested deferred cash $889,079.

DIRECTOR COMPENSATION

        Our compensation philosophy for non-management directors is consistent with the philosophy established for the company's named executives. The compensation program is designed to attract and retain directors with the necessary experience to represent the company's stockholders and to advise the company's executive management. The compensation program is also designed to align the Board of Directors' interests with the interests of stockholders over the long term. The company uses a combination of cash and stock-based awards to compensate non-management directors and targets the 50th percentile of compensation survey data from the companies included in the Compensation Peer Group as well as companies from similar industry segments and general industry. Directors who are employees of the company receive no compensation for their service as directors.

Cash Compensation Paid to Board Members

        Non-management directors receive an annual cash retainer of $115,000, paid quarterly. The chair of the Audit Committee receives an additional annual cash retainer in the amount of $20,000; the chairs of the Organization and Compensation and Governance Committee receive an additional annual cash retainer in the amount of $15,000; the Lead Independent Director receives an additional annual cash retainer in the amount of $30,000; and members of the Executive Committee who are not the chair of a committee receive an additional annual cash retainer in the amount of $10,000.

Stock-Based Compensation Paid to Board Members

        Non-management directors receive an annual grant of restricted stock shares and restricted stock units with a total market value (based on the fair market value of the company's common stock on the New York Stock Exchange on the date of grant) of $135,000 as of the date of the annual meeting of stockholders. Restrictions on the 2014 awards lapse after one year. If a director leaves the Board prior to the vesting, the portion of any award remaining subject to restrictions is forfeited. Restrictions immediately lapse and the stock vests, however, if an award has been held for at least six (6) months and a director attains the age for mandatory retirement (currently 72 years of age), obtains approval for early retirement, dies, becomes permanently and totally disabled or ceases to serve due to a change in control. Non-management directors are required to own shares or share units in an amount equivalent to five times the annual retainer for Board service within five years of joining the Board.

Deferred Compensation Program for Non-Management Directors

        Directors have the option of deferring receipt of directors' fees until their retirement, other termination of status as a director or, if elected by the director, a date at least two years after the end of the year in which they make a distribution election, pursuant to the Deferred Directors' Fees Program. Directors may elect to have deferred amounts valued as if invested either wholly or partially in company stock or one or more of 25 investment funds. The company does not guarantee the rate of return. Deferrals made into the Fluor Stock Valuation Fund prior to January 1, 2013 and maintained continuously for five years earn a 25% premium on the deferred amount deemed invested in company stock via the Fluor Stock Valuation Fund. The 25% premium was discontinued effective January 1, 2013. All amounts in the deferral accounts are paid in cash based on their distribution elections.

Former Retirement Plan

        In March 2003, a committee of disinterested directors determined that non-management directors who received restricted stock shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The only remaining director who made this election is Mr. Fluor. In lieu of these shares, Mr. Fluor will receive the amount of his accrued retirement benefits at the time of the cancellation of the retirement plan upon his retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years he had served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.

DIRECTOR SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the non-management directors serving in 2014.

(a)	(b)	(c)	(d)	(e)

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)

Peter K. Barker	$115,000	$135,066	$5,153	$255,219

Alan M. Bennett	$126,250	$135,066	$5,153	$266,469

Rosemary T. Berkery	$115,000	$135,066	$5,153	$255,219

Peter J. Fluor	$160,000	$135,066	$1,153	$296,219

James T. Hackett	$135,000	$135,066	$5,153	$275,219

Kent Kresa	$57,500	$0	$40,051	$97,551

Deborah D. McWhinney	$115,000	$135,066	$140	$250,206

Dean R. O'Hare	$122,500	$135,066	$5,153	$262,719

Armando J. Olivera	$115,000	$135,066	$5,153	$255,219

Joseph W. Prueher	$122,500	$135,066	$5,153	$262,719

Matthew K. Rose	$86,250	$135,066	$5,102	$226,418

Nader H. Sultan	$115,000	$135,066	$153	$250,219

Lynn C. Swann	$115,000	$135,066	$153	$250,219

Suzanne H. Woolsey	$57,500	$0	$5,051	$62,551

(1)
The amounts in column (b) represent fees paid for board retainers, committee chair retainers and lead independent director retainer. The amounts for Ms. McWhinney reflect payment for service beginning with her election to the Board, effective February 19, 2014 and for Mr. Rose with his election to the Board, effective April 30, 2014. The amounts for Mr. Kresa reflect payment for service through his retirement from the Board on April 29, 2014. The amounts for Dr. Woolsey reflect payment for service through her retirement from the Board on April 29, 2014.

(2)
The amounts in column (c) represent the fair value of the restricted stock share and unit awards granted in 2014. The fair value of these awards is based on the fair market value on the date of grant in accordance with ASC 718, calculated using the closing price of the company's common stock on the New York Stock Exchange on the date of grant. The 2014 annual stock grant made to each director, with the exception of Mr. Kresa and

  Dr. Woolsey, who were not serving at the time of grant, was based on a fair market value of $75.54, with an overall value of $135,066, of which $81,055 was granted in restricted stock shares and $54,011 was granted in restricted stock units.

As of December 31, 2014, the directors held unvested restricted stock shares and unvested restricted stock units as detailed in the following table.

Name	Restricted Stock Shares	Restricted Stock Units

Peter K. Barker	1,073	715

Alan M. Bennett	1,073	715

Rosemary T. Berkery	1,073	715

Peter J. Fluor	12,091	715

James T. Hackett	2,573	715

Deborah D. McWhinney	1,073	715

Dean R. O'Hare	9,533	715

Armando J. Olivera	1,073	715

Joseph W. Prueher	1,073	715

Matthew K. Rose	1,073	715

Nader H. Sultan	1,073	715

Lynn C. Swann	1,073	715

(3)
The amounts in column (d) may include the following and vary by each director: charitable gift match and company paid premiums on director's life insurance. All Other Compensation is detailed in a separate Director All Other Compensation table below.

(4)
The amounts in column (e) represent the total of columns (b) through (d).

 DIRECTOR ALL OTHER COMPENSATION

        The following table and related footnotes describe each component of the All Other Compensation column (d) of the Director Summary Compensation Table for 2014.

(a)	(b)	(c)	(d)

Name	Charitable Gift Match ($)(1)	Consulting Fees ($)(2)	Total ($)(3)

Peter K. Barker	$5,000	$0	$5,153

Alan M. Bennett	$5,000	$0	$5,153

Rosemary T. Berkery	$5,000	$0	$5,153

Peter J. Fluor	$1,000	$0	$1,153

James T. Hackett	$5,000	$0	$5,153

Kent Kresa	$0	$40,000	$40,051

Deborah D. McWhinney	$0	$0	$140

Dean R. O'Hare	$5,000	$0	$5,153

Armando J. Olivera	$5,000	$0	$5,153

Joseph W. Prueher	$5,000	$0	$5,153

Matthew K. Rose	$5,000	$0	$5,102

Nader H. Sultan	$0	$0	$153

Lynn C. Swann	$0	$0	$153

Suzanne H. Woolsey	$5,000	$0	$5,051

(1)
The amounts in column (b) represent company-matched charitable contributions (to a maximum of $5,000 per donor, per fiscal year) made to eligible institutions.

(2)
Amounts in column (c) represent consulting fees paid to Mr. Kresa for consulting services performed in 2014 after his retirement from the board on April 29, 2014.

(3)
The amounts in column (d) represent the total of columns (b) and (c) plus premiums of up to $153 paid by the company for each director for non-contributory life insurance benefits.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Consistent with our commitment to good corporate governance, the Board is asking stockholders to ratify the Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm to audit the financial statements of the company for the fiscal year ending on December 31, 2015. In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Fluor and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

        The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of the company's annual financial statements for fiscal years 2014 and 2013, and fees billed for other services provided by Ernst & Young LLP for fiscal years 2014 and 2013.

	Fiscal Year Ended (in millions)

	2014	2013

Audit Fees(1)	$8.0	$7.8

Audit-Related Fees(2)	0.6	0.5

Tax Fees(3)	0.2	0.3

All Other Fees	—	—

Total Fees Paid	$8.8	$8.6

(1)
Consists of fees relating to the annual audit and statutory audits.

(2)
Consists of fees for benefit plan audits and accounting and reporting consultations.

(3)
Consists of fees for tax compliance services (including preparation and filing of expatriate tax returns) and tax consulting services (including support for tax restructuring).

Audit Committee's Pre-Approval Policy

        The Audit Committee of our Board has policies and procedures that govern the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm and prohibit certain services from being provided by our independent registered public accounting firm. The independent registered public accounting firm may not render any audit or non-audit service unless the service is approved in advance by the Audit Committee pursuant to its pre-approval policies and procedures. For any pre-approval, the Audit Committee confirms that such services are consistent with the rules of the Securities and Exchange Commission and the Public Company Accounting Oversight Board on auditor independence.

        On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the company by our independent registered public accounting firm during the fiscal year.

Management provides the Audit Committee a quarterly report listing services performed by and fees paid to the independent registered public accounting firm during the current fiscal year. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve any audit or non-audit services to be provided to the company by the independent registered public accounting firm for which the cost is less than $500,000. The Chair must report any pre-approval pursuant to the delegation of authority to the Audit Committee at its next scheduled meeting, and the Audit Committee is then asked to approve and ratify the pre-approved service.

Board Recommendation

        The Board of Directors recommends a vote FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its oversight responsibility for the:

  •
  company's accounting, reporting and financial practices, including the integrity of its financial statements;

  •
  company's compliance with legal and regulatory requirements;

  •
  independent registered public accounting firm's qualifications and independence;

  •
  performance of the company's internal audit function and independent registered public accounting firm; and

  •
  preparation of this report.

        In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the company and its independent registered public accounting firm, including making decisions with respect to its appointment or removal, reviewing the scope of its audit services, pre-approving audit engagement fees and non-audit services and evaluating its independence. The Audit Committee oversees and evaluates the adequacy and effectiveness of the company's systems of internal and disclosure controls and oversees the internal audit function. The Audit Committee has the authority to investigate any matter brought to its attention and may engage outside counsel for such purpose.

        The company's management is responsible, among other things, for preparing the financial statements and for the overall financial reporting process, including the company's system of internal controls. The independent registered public accounting firm's responsibilities include auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the company's internal control over financial reporting.

        As part of its oversight of the company's financial statements, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the company's independent registered public accounting firm, the audited financial statements of the company for the fiscal year ended December 31, 2014. The Audit Committee discussed with Ernst & Young LLP such matters as are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP, the independent registered public accounting firm, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP the registered public accounting firm's independence from the company and its management, and considered the compatibility of non-audit services with the registered public accounting firm's independence.

        Based on its review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and

Exchange Commission. The Audit Committee has also appointed Ernst & Young LLP as the company's independent registered public accounting firm for 2015.

The Audit Committee
James T. Hackett, Chairman Peter K. Barker Alan M. Bennett Deborah D. McWhinney Armando J. Olivera Matthew K. Rose Nader H. Sultan Lynn C. Swann

PROPOSAL 4 — STOCKHOLDER PROPOSAL

        Fluor has received the following stockholder proposal from The City of Philadelphia Public Employees Retirement System ("CPPERS") and The Firefighters' Pension System of the City of Kansas City, Missouri, Trust ("FPSKC"), as co-filers (each, a "Proponent" and together, the "Proponents"). CPPERS is located at Two Penn Center Plaza, Philadelphia, PA 19102, and FPSKC is located at 414 East 12th Street, Kansas City, MO 64106. According to information that the Proponents provided to the company, CPPERS owned 4,510 shares of our common stock as of the date it submitted the proposal to the company and FPSKC owned 6,683 shares of our common stock as of the date it submitted the proposal to the company.

PROPONENTS' PROPOSAL AND SUPPORTING STATEMENT

        Resolved, that the shareholders of Fluor Corp. ("Fluor" or "Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

  1.
  Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

  2.
  Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

  a.
  The identity of the recipient as well as the amount paid to each; and

  b.
  The title(s) of the person(s) in the Company responsible for decision-making.

        The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting.

Supporting Statement

        As long-term shareholders of Fluor, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

        Disclosure is in the best interest of the company and its shareholders. The Supreme Court's Citizens United decision: "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages." Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

        Publicly available records show that Fluor contributed at least $2.6 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://followthemoney.org) But our Company offers no information on its website about how it manages political spending and to whom it gives.

        Relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company's money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including United Technologies, Cummins, Inc., and CSX Corp. that support political disclosure and accountability and present this information on their websites.

        The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

        Our business and the industries in which we operate are subject to extensive and evolving regulation that could have a substantial impact on the company, and, as such, the Board believes it is in the best interests of the company and our stockholders for the company to participate in the political process by making prudent political contributions in full compliance with all applicable campaign finance laws. After careful consideration, and for the following reasons, the Board believes that this proposal is not in the best interests of the company or its stockholders, and the Board recommends a vote "AGAINST" this proposal.

Political Activities Policy

        The Governance Committee of the Board is responsible for reviewing and making recommendations regarding the company's policies and practices related to political contributions. The Governance Committee receives reports from the company's Government Relations group regarding political contributions at least annually. Recently, the Board, at the recommendation of the Governance Committee, approved our Political Activities Policy, a formal written policy setting forth the company's policies and procedures on political contributions and political activity. Our Political Activities Policy is available in the Ethics and Compliance section of the Sustainability page of our website at www.fluor.com. In accordance with the policy, Fluor makes decisions regarding corporate political contributions based on what is in the best interests of the company, what best supports sound public policy and, in the United States, what the company believes to be in the best interests of the United States. Contribution decisions are not based on the personal preferences of company leaders. Further, political contributions by employees that involve company funds or other company assets must be approved by the Senior Vice President, Government Relations, who reviews such requests in consultation with other members of senior management.

Political Contributions

        Federal law currently prohibits companies from making corporate contributions or providing anything of value to any political candidate, campaign committee or other organization in connection with any federal election. Accordingly, we do not make such contributions. Instead, we sponsor the non-partisan Fluor Corporation political action committee (the "PAC"), which is funded through amounts that are voluntarily contributed by employees and directors, and not from corporate funds. The PAC makes contributions to federal candidate committees, multi-candidate committees and political party committees that support strong public policy and promote the interests of the business areas in which the company operates. An oversight committee comprised of employees nominated from Fluor businesses and corporate functions determines which candidates and initiatives to support. The PAC's activities are subject to comprehensive regulation by the government, including detailed disclosure reports. The PAC files required reports of receipts and disbursements with the Federal Election Commission. These reports, which are publicly available at www.fec.gov, identify the names of candidates supported and amounts contributed by the PAC. In certain states, where permitted, the company has made contributions to state candidates, political parties or other committees. These contributions are required to be disclosed either by the recipient or the donor in accordance with applicable laws. Thus, the Board believes that additional or different disclosure is not necessary to provide stockholders visibility into our activities in this area.

Trade Associations

        The company participates in various trade associations to keep abreast of business and technical issues as well as emerging standards within the industries in which we operate. We do not join trade associations to advance political purposes, and membership in a particular trade association does not indicate the company's agreement with all of the association's views. Thus, disclosure of our dues to the associations would not provide our stockholders with a greater understanding of our business strategies, initiatives or values. In light of the fact that our payments to trade associations do not necessarily reflect our views on every action a trade association may take, and because we and our business units support numerous trade associations for reasons unrelated to any of their political activities, we do not believe it would be meaningful or efficient to report our trade association contributions.

Independent Expenditures

        The company has a long-standing practice against using corporate resources for the direct funding of independent political expenditures expressly advocating for or against candidates in elections for public office.

        In summary, the Board believes that the adoption of the stockholder proposal is not in the best interests of the company or our stockholders. Current disclosure of the company's practices regarding political contributions, which is consistent with federal and state reporting requirements and much of which is independently compiled and reported by third parties, already provides appropriate transparency of our political activities. Thus, we believe the proposal is duplicative and unnecessary, as a comprehensive system of reporting and accountability for political contributions already exists.

Board Recommendation

        The Board of Directors recommends a vote AGAINST the stockholder proposal.

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF
EXECUTIVE OFFICERS AND DIRECTORS

        The following table contains information regarding the beneficial ownership of our common stock as of March 2, 2015 by:

  •
  each director and nominee for director;

  •
  each executive officer named in the Summary Compensation Table above; and

  •
  all current directors and executive officers of the company as a group.

        Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Fluor Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)

Directors:

Peter K. Barker	15,337	23,752	*

Alan M. Bennett	4,313	11,080	*

Rosemary T. Berkery	6,979	15,649	*

Peter J. Fluor	82,713	286,397	*

James T. Hackett	21,705	33,836	*

Deborah D. McWhinney	1,788	1,788	*

Dean R. O'Hare	23,105	65,590	*

Armando J. Olivera	3,198	8,465	*

Joseph W. Prueher	11,949	28,356	*

Matthew K. Rose	3,288	3,288	*

David T. Seaton(4)	306,775	524,532	*

Nader H. Sultan	6,044	15,383	*

Lynn C. Swann	1,788	1,788	*

Named Executives:

David R. Dunning	75,156	109,820	*

Carlos M. Hernandez	131,664	180,068	*

Peter Oosterveer	81,764	135,053	*

Biggs C. Porter	108,865	166,318	*

All directors and executive officers as a group (22 persons)	1,193,064	2,064,195	0.81%

*
owns less than 1% of the outstanding common stock

(1)
The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units. This number of shares beneficially owned therefore includes all restricted stock, shares held in the company's 401(k) plan, and shares that may be acquired within 60 days pursuant to the exercise of stock options or vesting of restricted stock units. Included in the number of shares beneficially owned by Mr. Dunning,

  Mr. Hernandez, Mr. Oosterveer, Mr. Porter and Mr. Seaton, and all directors and executive officers as a group, are 57,589, 90,920, 53,349, 89,679, 200,963 and 757,063 shares, respectively, subject to restricted stock units vesting or options exercisable currently or within 60 days after March 2, 2015.

(2)
Combines beneficial ownership of shares of our common stock with (i) deferred directors' fees held by certain non-management directors as of March 2, 2015, in an account economically equivalent to our common stock (but payable in cash and some of which is unvested and attributable to the premium described in "Director Compensation" on page 61 of this proxy statement), (ii) restricted stock units held by executive officers (which are payable in shares of common stock upon vesting) and (iii) performance units held by executive officers (for which the performance period has passed and which are payable in cash or shares of common stock upon vesting, as elected by the executive officer). This column indicates the alignment of the named individuals and group with the interests of the company's stockholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor's common stock. The amounts described in this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)
The percent ownership for each stockholder on March 2, 2015 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 147,507,417 shares (the total number of shares outstanding on March 2, 2015) plus any shares that may be acquired (including upon exercise of stock options or vesting of restricted stock units) by that person currently or within 60 days after March 2, 2015.

(4)
This individual is also a named executive.

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table contains information regarding the beneficial ownership of our common stock as of the dates indicated below by the stockholders that our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on March 2, 2015.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class

JPMorgan Chase & Co.	19,266,279(1)	13.1%

The Vanguard Group	11,511,974(2)	7.8%

Clearbridge Investments, LLC	8,695,424(3)	5.9%

BlackRock, Inc.	8,213,749(4)	5.6%

State Street Corporation	7,886,284(5)	5.3%

(1)
Based on information contained in Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on January 14, 2015 by JPMorgan Chase & Co. ("JPMorgan"), which indicates that, as of December 31, 2014, JPMorgan had sole voting power relative to 17,055,346 shares, shared voting power relative to 166,110 shares, sole dispositive power relative to 19,047,609 shares and shared dispositive power relative to 218,670 shares. The address of JPMorgan is 270 Park Avenue, New York, NY 10017.

(
2)        Based on information contained in Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission on February 10, 2015 by The Vanguard Group ("Vanguard"), which indicates that, as of December 31, 2014, Vanguard had sole voting power relative to 275,722 shares, shared voting power relative to 0 shares, sole dispositive power relative to 11,257,090 shares and shared dispositive power relative to 254,884 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 17, 2015 by Clearbridge Investments, LLC ("Clearbridge"), which indicates that, as of December 31, 2014, Clearbridge had sole voting power relative to 8,496,968 shares, shared voting power relative to 0 shares, sole dispositive power relative to 8,695,424 shares and shared dispositive power relative to 0 shares. The address of Clearbridge is 620 8th Avenue, New York, NY 10018.

(4)
Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 3, 2015 by BlackRock, Inc. ("BlackRock"), which indicates that, as of December 31, 2014, BlackRock and certain of its subsidiaries had sole voting power relative to 6,993,156 shares, shared voting power relative to 0 shares, sole dispositive power relative to 8,213,749 shares and shared dispositive power relative to 0 shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(5)
Based on information contained in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2015 by State Street Corporation ("State Street"), which indicates that, as of December 31, 2014, State Street and certain of its subsidiaries had sole voting power relative to 0 shares, shared voting power relative to 7,886,284 shares, sole dispositive power relative to 0 shares and shared dispositive power relative to 7,886,284 shares. The address of State Street is One Lincoln Street, Boston, MA 02111.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Fluor common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. In addition to requiring prompt disclosure of open-market purchases or sales of company shares, Section 16(a) applies to technical situations. The company maintains and regularly reviews procedures to assist the company in identifying reportable transactions, and assists our directors and executive officers in preparing reports regarding their ownership and changes in ownership of our securities and filing those reports with the Securities and Exchange Commission on their behalf. Based solely upon a review of filings with the Securities and Exchange Commission, a review of company records and written representations by our directors and executive officers, the company believes that, due to administrative error, with respect to 2014 (i) Admiral Prueher made one late filing relating to a gift of shares; and (ii) each of Mr. Barker, Mr. Bennett, Ms. Berkery, Mr. Fluor, Mr. Olivera and Mr. Sultan made a late filing on Form 4 relating to a transaction concerning the crediting of their deferred compensation accounts. To prevent similar future errors, the company has established additional procedures for self-identification of transactions reported by the plan administrator.

OTHER BUSINESS

        The company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

Electronic Delivery of Our Stockholder Communications

        If you received the Notice or proxy materials by mail, we strongly encourage you to conserve natural resources and reduce your company's printing and processing costs by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will be effective until you cancel it. To sign up for electronic delivery, go to http://enroll.icsdelivery.com/fluor. This link is also available in the investor relations section of our website at www.fluor.com. If you have questions about electronic delivery, please call our investor relations department at (469) 398-7220.

Expenses of Solicitation and "Householding" of Proxy Materials

        The expense of the proxy solicitation will be paid by the company. Some officers and employees may solicit proxies personally, by telephone or electronically, without additional compensation. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000, plus reimbursement of reasonable expenses incurred on our behalf. The company also expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the company's common stock.

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or certain proxy materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The company and some brokers will be householding the Notice and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding the Notice or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another stockholder and you would prefer to receive a single copy of the Notice or proxy materials instead of multiple copies, please notify Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039 or, if your shares are held in a brokerage account, your broker. The company promptly will deliver to a stockholder who received one copy of the Notice or proxy materials as the result of householding a separate copy of the Notice or proxy materials upon the stockholder's written or oral request directed to Fluor's investor relations department at (469) 398-7220, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year's Annual Meeting, you should follow the instructions provided in the Notice.

Advance Notice Procedures

        Under the company's Amended and Restated Bylaws, no nominations of directors or other business may be brought before an annual meeting by a stockholder unless written notice is delivered to the company's Secretary (containing certain information specified in the Amended and Restated Bylaws about the stockholder and the proposed action) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting — that is, with respect to the 2016 annual meeting, between January 1, 2016 and January 31, 2016. However, in the event that the 2016 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after April 30, 2016 (the first anniversary of the 2015 Annual Meeting), then such notice must be received not earlier than the close of business on the120th day and not later than the later of the close of business on the 90th day prior to the date of the 2016 annual meeting or the 10th day following the day on which public announcement of the date of the 2016 annual meeting is first made by the company. These requirements are separate from the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in the company's proxy statement. Any notices should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the Amended and Restated Bylaws. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Stockholder Proposals for the 2016 Annual Meeting

        Stockholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2016 may do so by following the procedures prescribed in Rule 14a-8, under the Exchange Act. To be eligible for inclusion, stockholder proposals must be received by the company's Secretary no later than the close of business on November 10, 2015. Any proposals should be sent to: Carlos M. Hernandez, Chief Legal Officer and Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039.

Electronic Voting

        Use of the Internet or telephonic voting procedures described on page 78 of this proxy statement constitutes your authorization for Broadridge Financial Solutions, or in the case of shares held in company retirement plans, the trustee, to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

Annual Report

        Any stockholder who would like a copy of our 2014 Annual Report on Form 10-K may obtain one, without charge, by addressing a request to the Corporate Secretary, Fluor Corporation, 6700 Las Colinas Boulevard, Irving, TX 75039. You may also obtain access to a copy of the Form 10-K in the investor relations section of our website at www.fluor.com by clicking on "Financial Information" and "SEC Filings."

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice regarding Internet availability of proxy materials instead of a full set of printed materials?

        As permitted by U.S. Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

        The Board of Directors set March 5, 2015 as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on March 5, 2015, you are entitled to vote at the Annual Meeting.

What are my voting rights?

        Stockholders have one vote for each share of Fluor common stock owned by them as of the close of business on March 5, 2015, the record date, with respect to all business of the meeting. There is no cumulative voting.

How many shares must be present to hold a meeting?

        On March 5, 2015, the company had 147,426,117 shares of common stock outstanding. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Fluor common stock on the record date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (broker-held shares for which the brokers have not received voting instructions from clients and with respect to which the brokers do not have discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

How do I vote my shares?

        If you are a stockholder of record as of the record date, you may authorize the voting of your shares in any of the following ways by following the instructions in the Notice:

  •
  over the Internet at www.proxyvote.com;

  •
  telephonically by calling 1-800-690-6903;

  •
  by completing, signing and mailing the printed proxy card, if you requested a paper copy of the proxy materials; or

  •
  in person at the Annual Meeting.

        Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on April 29, 2015.

        If the shares you own are held in "street name" by a bank, brokerage firm or other nominee, that nominee may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote online, or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, a voting instruction card is included so you can instruct your bank, broker or other nominee how to vote your shares. Please note that if your shares are held in street name by a bank, brokerage firm or other nominee and you wish to vote in person at the Annual Meeting, you must first obtain a legal proxy issued in your name from the bank, brokerage firm or other nominee that holds your shares.

How do I vote if my shares are held in company retirement plans?

        If you hold any shares in the company retirement plans, you are receiving, or are being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to The Northern Trust Company, as trustee of the plans. If voting instructions (or any revocation or change of voting instructions) are not received by the trustee by 5:59 p.m. Eastern Daylight Time on April 28, 2015, or if you do not provide properly completed and executed voting instructions, any shares you hold in the company retirement plans will be voted by the trustee in favor of the eleven nominees for director, and in proportion to the manner in which the other company retirement plan participants vote their shares with respect to the other proposals.

What vote is required for the election of directors and the other proposals?

  Proposal 1 — Election of Directors

        Each director nominee receiving the majority of votes cast (number of shares voted "for" a director nominee must exceed the number of shares voted "against" that director nominee) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the votes cast. Abstentions and broker non-votes are not counted in the determination of votes cast, and thus do not have an effect on the outcome of voting for directors.

  Proposals 2 and 3 — Executive Compensation and Auditors

        With respect to Proposals 2 and 3, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required. Abstentions have the same effect as a vote "against" Proposals 2 and 3, and broker non-votes (if applicable) do not have an effect on the outcome of these proposals. Each of these votes is advisory, and the Board will give consideration to the voting results.

  Proposal 4 — Stockholder Proposal

        With respect to Proposal 4, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required. Abstentions have the same effect as a vote "against" Proposal 4, and broker non-votes do not have an effect on the outcome of this proposal.

  Broker Discretionary Voting

        If your shares are held in street name and you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on "routine matters," including the ratification of the independent auditors (Proposal 3). However, the proposals regarding the election of directors, advisory vote to approve executive compensation and the stockholder proposal are not considered "routine matters." Therefore, if you hold your shares of company common stock in street name and do not provide voting instructions to your broker, your shares will not be voted on Proposals 1, 2 and 4. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on these proposals. Please follow the instructions set forth in the Notice.

What if I do not specify how I want my shares voted?

        For shares other than shares held in the Fluor retirement plans or held in street name, if you properly submit a proxy without giving specific voting instructions, the proxyholders named therein will vote in accordance with the recommendation of the Board of Directors (1) FOR the election of the eleven director nominees listed above, (2) FOR the advisory resolution to approve executive compensation, (3) FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2015 and (4) AGAINST the stockholder proposal. As to any other business that may properly come before the meeting, the proxyholders will vote in accordance with their best judgment, although the company does not presently know of any other business.

Can I revoke my proxy or change my vote after submitting my proxy?

        Yes. For shares held of record, you may revoke your proxy or change your voting instructions by submitting a later-dated vote in person at the Annual Meeting, via the Internet, by telephone or by delivering written notice to the Secretary of the company at any time prior to 24 hours before the commencement of the Annual Meeting. Attending the meeting will not revoke your proxy unless you specifically request to revoke it or submit a ballot at the meeting. If you are a participant in Fluor's retirement plans, you may revoke your proxy and change your vote, but only until 5:59 p.m. Eastern Daylight Time on April 28, 2015. If the shares you own are held in street name by a bank, brokerage firm or other nominee, you should contact that nominee if you wish to revoke or change previously given voting instructions.

How can I attend the meeting?

        Attendance at the Annual Meeting is limited to stockholders of the company as of the record date. You may be asked to present valid, government-issued picture identification, such as a driver's license or passport, before being admitted to the meeting. If you hold your shares in street name, you also will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or other nominee are examples of proof of ownership. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

        Please let us know whether you plan to attend the meeting by responding affirmatively when prompted during telephone or Internet voting or by marking the attendance box on the proxy card or voting instruction card.

Carlos M. Hernandez Executive Vice President, Chief Legal Officer and Secretary

March 9, 2015
Irving, Texas

Directions to the
Fluor Corporation 2015 Annual Meeting of Stockholders

Thursday, April 30, 2015, beginning at 9:00 a.m. Central Daylight Time
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039

NORTH
121
97
Freeport Parkway
N Belt Line Road
N MacArthur Blvd
Line Road
35E
635
Lyndon B. Johnson Freeway
International Pkwy
114
W Royal Line
John W Carpenter Fwy
Kinwest Pkwy
W Royal Line
Riverside Dr
Colwell Blvd
W Royal Line
President George Bush Turnpike
Las Colinas Blvd
Dallas Fort Worth Airport
Airfield Drive
W Walnut Hill Lane
N MacArthur Blvd
Hidden Ridge
348
Stemmons Fwy
W Northwest Hwy
Marsh Lane
N Oconnor Road
East Las Colinas Blvd
W Northwest Hwy
12
E John W Carpenter Fwy
Lemmon Ave
Northgate Dr
Stemmons Fwy
482
Love Field Airport
161
S Belt Line Road
N Story Road
University of Dallas
Cedar Springs Road
183
W Airport Fwy
E Airport Fwy
Regal Row
N MacArthur Blvd
W Mockingbird Ln
Irving Blvd
W Mockingbird Ln
Inwood Road
Stemmons Fwy
Fluor Corporation
6700 Las Colinas Boulevard, Irving, Texas 75039
(469) 398-7000

From DFW Airport: Leaving the airport, take the north exit Travel east on TX 114 Take the MacArthur Blvd. exit and turn left Turn right onto Fluor Drive End at Fluor Corporation entrance	From Love Field:
Leaving the airport, turn right on Mockingbird Ln.
Travel west on TX 183 to TX 114 W
Take the MacArthur Blvd. exit and turn right
Turn right onto Fluor Drive
End at Fluor Corporation entrance

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please indicate if you plan to attend this meeting. A. Peter K. Barker B. Alan M. Bennett J. Nader H. Sultan 2. An advisory vote to approve the company's executive compensation. K. Lynn C. Swann 3. The ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015. 4. A stockholder proposal requesting disclosure of political contributions. 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote AGAINST proposal 4. C. Rosemary T. Berkery D. Peter J. Fluor E. Deborah D. McWhinney F. Armando J. Olivera G. Joseph W. Prueher H. Matthew K. Rose I. David T. Seaton Nominees: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FLUOR CORPORATION M82000-P59464-Z64750 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! Yes No For Against Abstain FLUOR CORPORATION ATTN DAWN STOUT E-3L 6700 LAS COLINAS BLVD. IRVING, TX 75039 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 P.M. Eastern Time on April 28, 2015 (benefit plan shares) or 11:59 P.M. Eastern Time on April 29, 2015 (registered shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:59 P.M. Eastern Time on April 28, 2015 (for shares allocable to a benefit plan account) or 11:59 P.M. Eastern Time on April 29, 2015 (for registered shares). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: I also authorize my proxies to vote in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. ! ! !

M82001-P59464-Z64750 FLUOR CORPORATION 2015 Annual Meeting of Stockholders April 30, 2015 You are cordially invited to attend the 2015 Annual Meeting of Stockholders which will be held on Thursday, April 30, 2015, beginning at 9:00 a.m. Central Daylight Time at Fluor Corporation Headquarters 6700 Las Colinas Blvd. Irving, TX 75039 A map is included on the last page of the proxy statement. ADMITTANCE TICKET This ticket entitles you, the stockholder, to attend the 2015 Annual Meeting. Please bring it with you. Only stockholders with this ticket, valid identification and proof of stock ownership will be admitted. We look forward to welcoming you on Thursday, April 30, 2015. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com The undersigned, a stockholder of Fluor Corporation, a Delaware corporation, revoking any proxy previously given, hereby constitutes and appoints C.M. Hernandez and E.P. Helm, or either of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of common stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Stockholders of Fluor Corporation, on Thursday, April 30, 2015 at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side of this proxy card and upon such other matters as may be properly presented. If you are a stockholder of record, this proxy card when properly executed will be voted as directed by the undersigned stockholder and in accordance with the discretion of the proxies as to any other matters that are properly presented. If no such direction is made, this proxy card will be voted FOR the election of the eleven nominees for director, FOR the advisory resolution to approve the company's executive compensation, FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015, and AGAINST the stockholder proposal requesting disclosure of political contributions. If you are a participant in a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary (the "Company Retirement Plans"), this proxy represents the number of Fluor Corporation shares allocable to that plan account as well as other shares registered in your name. As a participant in and a named fiduciary under the Company Retirement Plans, you have the right to direct the Northern Trust Company, as trustee, how to vote the shares of Fluor Corporation allocated to the plan account as well as a portion of any shares for which no timely voting instructions are received from other participants with respect to Proposals 2-4. If the trustee does not receive voting instructions from you by 5:59 p.m. Eastern Daylight Time on April 28, 2015, the trustee will vote FOR the nominees for Director in Proposal 1 and, with respect to Proposals 2-4, will vote the shares allocated to the plan account in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee's duties. If other matters come before the meeting, the named proxies will vote plan shares on those matters in their discretion. FLUOR CORPORATION Annual Meeting of Stockholders This proxy is solicited by the Board of Directors Continued and to be signed on reverse side